UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

AMYLYX PHARMACEUTICALS, INC.

(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

AMYLYX PHARMACEUTICALS, INC.

43 Thorndike St.

Cambridge, MA 02141

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Amylyx Pharmaceuticals, Inc., will be held online on June 9, 2022 at 9:00 a.m. Eastern Time. Due to the continuing public health concerns resulting from the COVID-19 pandemic (“COVID-19”), and to support the health and well-being of our stockholders, employees and communities, the Annual Meeting will be a virtual meeting, which will be conducted via live webcast. You may attend and participate in the meeting by visiting https://meetnow.global/M6JMGT2, where you will be able to vote electronically and submit questions prior to and during the meeting. There is no physical location for the Annual Meeting. The purpose of the Annual Meeting is the following:

1.

to elect two directors to our board of directors, each to serve as a Class I director until the 2025 annual meeting of stockholders and until their successor has been duly elected and qualified, or until such director’s earlier death, resignation or removal;

2.	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and

3.	to transact any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Only Amylyx Pharmaceuticals, Inc. stockholders of record at the close of business on April 14, 2022, will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof.

We are pleased to take advantage of the rules of the Securities and Exchange Commission (the “SEC”) that allow companies to furnish their proxy materials over the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (“Notice of Availability”) instead of a paper copy of our proxy materials and our 2021 Annual Report to Stockholders on Form 10-K for the fiscal year ended December 31, 2021 (the “2021 Annual Report”). We will mail the Notice of Availability on or about April 29, 2022, and it contains instructions on how to access those documents and to cast your vote via the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials and our 2021 Annual Report. This process allows us to provide our stockholders with the information they need on a more timely basis, while reducing the environmental impact of our annual meeting and lowering the costs of printing and distributing our proxy materials.

Your vote is very important. Whether or not you attend the virtual meeting, it is important that your shares be represented. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting. If you are a stockholder of record, you may vote over the Internet, by telephone, or, if you request to receive a printed set of the proxy materials, by completing, signing, dating and mailing the accompanying proxy card in the return envelope. Submitting your vote via the Internet or by telephone or proxy card will not affect your right to vote online during the virtual meeting if you decide to attend the Annual Meeting. If your shares are held in street name (held for your account by a broker or other nominee), you will receive instructions from your broker or other nominee explaining how to vote your shares, and you will have the option to cast your vote by telephone or over the Internet if your voting instruction form from your broker or nominee includes instructions and a toll-free telephone number or Internet website to do so. In any event, to be sure that your vote will be received in time, please cast your vote by your choice of available means at your earliest convenience.

By order of the Board of Directors,

/s/ Joshua Cohen
Joshua Cohen Co-Chief Executive Officer and Director

/s/ Justin Klee
Justin Klee Co-Chief Executive Officer and Director

Cambridge, Massachusetts

April 29, 2022

PROXY STATEMENT

FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement contains information about the 2022 Annual Meeting of Amylyx Pharmaceuticals, Inc., which will be held online on June 9, 2022 at 9:00 a.m. Eastern Time. Due to the continuing public health concerns resulting from the COVID-19 and to support the health and well-being of our stockholders, employees and communities, the Annual Meeting will be a virtual meeting, which will be conducted via live webcast. You may attend and virtually participate in the meeting virtually by visiting https://meetnow.global/M6JMGT2, where you will be able to vote electronically and submit questions prior to and during the meeting. There is no physical location for the Annual Meeting. The board of directors of Amylyx Pharmaceuticals, Inc. is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, the terms “Amylyx Pharmaceuticals,” “Amylyx,” the “Company,” “we,” “us,” and “our” refer to Amylyx Pharmaceuticals, Inc. The mailing address of our principal executive offices is Amylyx Pharmaceuticals, Inc., 43 Thorndike St., Cambridge, MA 02141.

Please see the “General Information” section of the proxy statement for more details regarding the logistics of the virtual Annual Meeting, including the ability of stockholders to submit questions during the Annual Meeting, and technical details and support related to accessing the virtual platform. You will not be able to attend the 2022 Annual Meeting in person.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our board of directors with respect to each of the matters set forth in this proxy statement and the accompanying proxy card. You may revoke your proxy at any time before it is exercised at the meeting by giving our corporate secretary written notice to that effect.

This proxy statement and our 2021 Annual Report are first being made available to stockholders on or about April 29, 2022.

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to conform with certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year following the fifth anniversary of our initial public offering (the “IPO”) in January 2022; (ii) the last day of the fiscal year in which our total annual gross revenue is equal to or more than $1.07 billion; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. Even after we are no longer an “emerging growth company,” we may remain a “smaller reporting company.”

We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates was less than $700 million and our annual revenue was less than $100 million during our most recently completed fiscal year as of the end of our most recently completed second fiscal quarter. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 9, 2022:

This proxy statement, the accompanying proxy card or voting instruction card and our 2021 Annual Report to Stockholders are available to stockholders of record for viewing, printing and downloading at www.envisionreports.com/AMLX, and for beneficial owners at www.edocumentview.com/AMLX.

A copy of our 2021 Annual Report, as filed with the SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to Amylyx Pharmaceuticals, Inc., 43 Thorndike St., Cambridge, MA 02141, Attention: Corporate Secretary. This proxy statement and our 2021 Annual Report are also available on the SEC’s website at www.sec.gov.

AMYLYX PHARMACEUTICALS, INC.

PROXY STATEMENT

FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

Why am I receiving these materials?

Our board of directors is providing these proxy materials to you in connection with a solicitation of proxies for use at the Annual Meeting. You are invited to virtually attend the Annual Meeting and we are asking you to vote on the proposals described in this proxy statement. All stockholders as of the close of business on April 14, 2022 (the “Record Date”), will receive the proxy materials and have the ability to access them online at www.investorvote.com/AMLX.

When and where will the Annual Meeting be held?

The Annual Meeting will be held online via live webcast on Thursday, June 9, 2022, at 9:00 a.m., Eastern Time.

Why are you holding a virtual Annual Meeting?

The safety of our stockholders is important to us. To protect our stockholders and employees in light of the ongoing coronavirus COVID-19 pandemic, this year’s Annual Meeting will be a “virtual meeting” of stockholders. We have implemented the virtual format in order to facilitate stockholder attendance at our Annual Meeting. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting so that they can ask questions of our board of directors or management.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock at the close of business on the Record Date for the Annual Meeting are entitled to notice of and to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of our common stock held as of the Record Date for each matter addressed at the meeting. You are entitled to vote shares that are held of record directly in your name and shares held for you as the beneficial owner through a stockbroker, bank, or other nominee.

What is the difference between holding shares as s stockholder and as a beneficial owner?

Stockholder of record

If your shares are registered directly in your name with Computershare Trust Company, N.A. (“Computershare”), our transfer agent, then you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote online during the Annual Meeting.

Beneficial owner

If your shares were held in a stock brokerage account or by a bank or other nominee on your behalf, then you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote your shares by following the voting instructions you receive. Your broker, bank, or other nominee has only limited authority to vote your shares without your instructions. For more information, see “How is the vote counted?”

How do I attend the Annual Meeting?

The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You will not be able to attend the meeting in person. Participation in the Annual Meeting, with the right to vote and submit questions, is limited to stockholders (both stockholders of record and beneficial holders) as of the close of business on the Record Date. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting https://meetnow.global/M6JMGT2. You also will be able to vote your shares online by attending the Annual Meeting by webcast. To participate in the Annual Meeting, you will need to review the information included on your Notice of Availability, on your proxy card or on the instructions that accompanied your proxy materials.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The webcast of the Annual Meeting will begin at 9:00 a.m., Eastern Time, on June 9, 2022. We encourage you to log into the Annual Meeting 5-15 minutes prior to the start time to leave ample time for check in. Please follow the registration instructions as outlined in this proxy statement.

What if I have trouble accessing the Annual Meeting?

The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Note: Internet Explorer is not a supported browser. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. For further assistance should you need it you may call 1-888-724-2416.

How do I register for the Annual Meeting virtually on the Internet?

If you are a stockholder of record (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet.

Online

To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Amylyx holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on June 6, 2022. You will receive a confirmation of your registration by email after we receive your registration materials.

By email

To register to attend the Annual Meeting by email, forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com.

By mail

To register to attend the Annual Meeting by mail, please sent a request to Computershare using the following address:

Computershare

Amylyx Pharmaceuticals, Inc. Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

Do I have the option to call in to the Annual Meeting instead of attending the live webcast?

No. Stockholders will not have the option to call in to the virtual meeting and listen by telephone. To participate in the Annual Meeting, stockholders must stream the Annual Meeting live via webcast.

How do I vote?

Stockholder of record

If you are a stockholder of record, you can vote in one of the following ways:

Internet. Go to www.investorvote.com/AMLX to complete an electronic proxy card. Please follow the instructions on the notice or proxy card that you receive. You will be responsible for any Internet access charges you incur. If you vote online, you do not need to return a proxy card by mail. Votes by internet may be submitted prior to and during the meeting.

By telephone. Dial toll-free 1-800-652-VOTE (8683) and follow the recorded instructions. Please follow the instructions on the notice or proxy card that you receive. You will be responsible for any telephone charges you incur. If you vote by telephone, you do not need to return a proxy card by mail. Votes by telephone may be submitted prior to and during the meeting.

By mail. Complete, date, and sign your proxy card and return it promptly by mail in the envelope provided. The people named in the proxy card will vote your shares in accordance with the instructions you provide. If you return the proxy card, but do not give voting instructions on a particular matter, the people named in the proxy card will vote your shares in accordance with the recommendations of our board of directors. Votes by mail must be received by the close of business on Tuesday, June 7, 2022, Eastern Time, to be counted.

During the meeting. If you plan to attend the virtual Annual Meeting, you may vote by following the instructions provided online during the meeting. However, even if you plan to attend the virtual Annual Meeting, we encourage you to submit your vote ahead of time by one of the methods listed above.

Beneficial owner

If your shares are held in street name, follow the voting instructions you receive from your broker, bank, or other nominee.

Can I submit a question for the Annual Meeting?

Stockholders as of the Record Date can submit questions in writing in advance of the meeting through https://meetnow.global/M6JMGT2. Stockholders who attend the Annual Meeting and log in as a stockholder using the number on their proxy card will also have an opportunity to submit questions in writing during the meeting. We will try to answer as many submitted questions as time permits (whether submitted prior to or during the portion of the meeting when questions may be submitted). If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

Can I change my vote or revoke my proxy?

Stockholder of record

If you are a stockholder of record, you may revoke your proxy or change your proxy instructions at any time before your proxy is voted at the Annual Meeting by:

•	entering a new vote by Internet or telephone;

•	signing and returning a new proxy card with a later date;

•	delivering a written revocation to our Corporate Secretary; or

•	accessing the Annual Meeting and voting in person.

Beneficial owner

If you are a beneficial owner, you must contact the broker, bank, or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.

How is the vote counted?

Under our Second Amended and Restated Bylaws (our “Bylaws”), any proposal other than an election of directors is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law or by our Fourth Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”) or Bylaws. Abstentions and broker “non-votes” are not included in the tabulation of the voting results on any such proposal and, therefore, do not have an impact on such proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item, and has not received instructions from the beneficial owner.

If your shares are held in “street name” by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions. If you do not give instructions to your brokerage firm, the brokerage firm will still be able to vote your shares with respect to certain “routine” items, but will not be allowed to vote your shares with respect to “non-routine” items. Proposal No. 1 is a “non-routine” item. If you do not instruct your broker how to vote with respect to this proposal, your broker may not vote for this proposal, and those votes will be counted as broker “non-votes.” Proposal No. 2 is considered to be a “routine” item, and your brokerage firm will be able to vote on this proposal even if it does not receive instructions from you.

To be elected, the directors nominated via Proposal No. 1 must receive a plurality of the votes cast and entitled to vote on the proposal, meaning that the two director nominees receiving the most votes will be elected as directors. Shares voting “withheld” have no effect on the election of directors.

What is the quorum requirement for the Annual Meeting?

A majority of the shares of common stock outstanding and entitled to vote, in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. As of the Record Date, there were a total of 57,864,186 shares of common stock outstanding, which means that 28,932,094 shares of common stock must be represented in person or by proxy at the Annual Meeting to have a quorum. If there is no quorum, a majority of the shares present at the Annual Meeting may adjourn the meeting to a later date. Abstentions and broker non-votes will be counted for purposes of determining whether we have a quorum.

Who is soliciting my proxy, how is it being solicited and who pays the cost?

Proxies are solicited by and on behalf of our board of directors. Amylyx will bear the entire cost of this proxy solicitation, including the distribution of the proxy materials. Copies of solicitation materials will also be made available to brokers, banks, and other nominees to forward to beneficial owners. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication, or other means by our directors, officers, employees, or agents.

Why did I receive more than one Notice of the Annual Meeting?

If you receive more than one proxy card or voting instruction form for the Annual Meeting, your shares may be registered in more than one name or in more than one account. Please follow the voting instructions on each notice you received to ensure that all of your shares are voted.

How can I find out the results of the voting at the Annual Meeting?

We intend to announce preliminary voting results at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K (a “Form 8-K”) that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us at that time, we intend to file a Form 8-K to publish preliminary results and, within four business days after we know the final results, file an amendment to the Form 8-K to publish those results.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Proposal to include in our proxy statement

Stockholders may present proper proposals to be included in our proxy statement and considered at the next annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2023 annual meeting of stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices no earlier than February 9, 2023 and no later than March 9, 2023, unless the date of our 2023 annual meeting of stockholders is held more than 30 days before or after June 9, 2023, in which case the proposal must be received a reasonable time before we begin to print and send proxy materials for the 2023 Annual Meeting. In addition, stockholder proposals must comply with the applicable requirements of Rule 14a-8 under the Exchange Act.

Proposal that will not be included in our proxy statement

Our Bylaws contain an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. These matters may only be brought before the annual meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice, containing the information specified in our Bylaws, to our Corporate Secretary. To be timely for our 2023 Annual Meeting, our Corporate Secretary generally must receive the written notice at our principal executive offices between February 9, 2023, and March 9, 2023. However, if we hold our 2023 Annual Meeting more than 30 days before or more than 60 days after June 9, 2023, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no later than the close of business on the later of (a) the 90th day before our 2023 Annual Meeting and (b) the 10th day following the day on which public announcement of the date of our 2023 Annual Meeting is first made.

Director nominations

You may propose director candidates for consideration by our Nominating and Corporate Governance Committee. For more information, see “Corporate Governance—Director Nomination Process.”

To directly nominate a director for election at an annual meeting of stockholders, you must provide the information required by our Bylaws. In addition, you must give notice to our Corporate Secretary in the time frame described above under “ —Proposal that will not be included in our proxy statement.”

How do I obtain additional copies of these materials or copies of other documents?

Complete copies of this proxy statement and the Annual Report are available to stockholders of record for viewing, printing and downloading at www.envisionreports.com/AMLX, and for beneficial owners at www.edocumentview.com/AMLX. If you have lost your proxy card or after returning it you want to change your voting instructions, you may contact our Corporate Secretary. To receive another copy of the voting instruction form you received from your broker or other nominee, you must call that broker or nominee.

How can I get a copy of Amylyx’s Bylaws?

Our Bylaws are part of our public filings on the SEC’s website at www.sec.gov. You may also contact our Corporate Secretary at our principal executive office for a copy of particular bylaw provisions.

How can I contact the Corporate Secretary?

You can reach our Corporate Secretary at the following address and phone number: Amylyx Pharmaceuticals, Inc., Attention: Corporate Secretary, 43 Thorndike St, Cambridge, Massachusetts 02141, (617) 682-0917.

Where can I find more information about Amylyx?

We file reports, proxy statements, and other information with the SEC, which is all publicly available on the SEC’s website, http://www.sec.gov. You may also find any document we file with the SEC (and more) on our website at http://www.amylyx.com under the “Investors” heading. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement.

You should rely on the information contained in this document to vote your shares at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated April 29, 2022. You should not assume that the information contained in this document is accurate as of any later date, and the mailing of this document to stockholders at any time after that date does not suggest otherwise. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations.

PROPOSAL NO. 1 – ELECTION OF CLASS I DIRECTORS

Our board of directors currently consists of six members. In accordance with the terms of our amended and restated certificate of incorporation and bylaws, our board of directors is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. The terms of the Class I directors are scheduled to expire at the upcoming Annual Meeting.

Based on the recommendation of the nominating and governance committee, our board of directors has nominated Justin Klee and Isaac Cheng, M.D., for re-election as Class I directors at the Annual Meeting. The nominees are presently Class I directors, and each has indicated a willingness to continue to serve as a Class I director, if elected. If one or both nominees become unable or unwilling to serve, however, the proxies may be voted for substitute nominee or nominees selected by our board of directors.

Nominees for Election as Class I Directors

The following table identifies our nominees for Class I directors, and their ages as of April 29, 2022.

Name	Positions and Offices Held with Amylyx	Director Since	Age
Justin Klee	Co-Chief Executive Officer and Director	2014	31
Isaac Cheng, M.D.	Director	2016	46

Justin Klee, has served as our Co-Chief Executive Officer and a member of our board of directors since January 2014. Mr. Klee has a B.S. in Neuroscience from Brown University. We believe that Mr. Klee is qualified to serve on our board of directors because of his experience, qualifications, attributes and skills, including his familiarity with and experience building our company, as its Co-Chief Executive Officer and Co-Founder, as well as his knowledge and familiarity with corporate management, neurodegenerative disease research and drug development.

Isaac Cheng, M.D., has served as a member of our board of directors since March 2016. Dr. Cheng is an investment professional at the Morningside Technology Advisory, LLC, a group that invests in venture capital and private equity opportunities. He has served in this role since 2006. Dr. Cheng served on the board of directors of Atea Pharmaceuticals, Inc., a biopharmaceutical company, from March 2019 to April 2021. Dr. Cheng also served on the board of directors of NuCana PLC, a biopharmaceutical company, from May 2017 to March 2020 and Liquidia Technologies, Inc., a biotechnology company, from January 2010 to July 2018. Dr. Cheng received his M.D. and B.S. from the Tufts University School of Medicine. We believe Dr. Cheng is qualified to serve on our board of directors due to his financial expertise, experience as a venture capitalist, industry experience and his experience in serving on the board of directors of public and private life sciences companies.

The proxies will be voted in favor of the above nominees unless a contrary specification is made in the proxy. Each of the nominees has consented to serve as a director if elected. However, if a nominee is unable to serve or for good cause will not serve as a director, the proxies will be voted for the election of such substitute nominee as our board of directors may designate.

Voting Requirement to Approve Proposal

For Proposal No. 1, the nominees receiving a plurality of votes properly cast will be elected, meaning that the two director nominees receiving the most “for” votes will be elected as directors.

The board of directors unanimously recommends voting “FOR” the election of Justin Klee, and Isaac Cheng, M.D., as Class I directors, each to serve for a three-year term ending at the annual meeting of stockholders to be held in 2025.

Directors Continuing in Office

The following table identifies our continuing directors and their ages as of April 29, 2022.

Name	Positions and Offices Held with Amylyx	Director Since	Class and Year in Which Term Will Expire	Age
George Mclean Milne Jr., Ph.D.	Chair of the Board of Directors	2015	Class II—2023	78
Paul Fonteyne	Director	2021	Class II—2023	60
Joshua Cohen	Co-Chief Executive Officer and Director	2014	Class III—2024	30
Daphne Quimi	Director	2021	Class III—2024	56

George Mclean Milne Jr., Ph.D., has served on our board of directors since 2015 and as chair of our board since

December 2021. Dr. Milne has over 30 years of experience in pharmaceutical research and product development, including over 20 years of experience as a board member and lead director of multiple biopharmaceutical companies. He retired from Pfizer Inc. in 2002 where he served as Executive Vice President of Global Research and Development and President, Worldwide Strategic and Operations Management. He joined Pfizer Inc. in 1970 and held a variety of positions conducting both chemistry and pharmacology research. Dr. Milne became director of the department of immunology and infectious diseases at Pfizer Inc. in 1981, was its executive director from 1984 to 1985, and was Vice President of research and development from 1985 to 1988. He was appointed Senior Vice President in 1988. In 1993, he was appointed President of Pfizer Central Research and a Senior Vice President of Pfizer Inc. with global responsibility for human and veterinary medicine research and development. Dr. Milne has served on the board of directors of Charles River Laboratories International, Inc. (NYSE: CRL), a laboratory services company, since May 2002, and as the non-executive chair of the board of directors of Aurinia Pharmaceuticals Inc. since May 2017. Dr. Milne has also previously served on multiple corporate boards of directors, including MedImmune, Inc., a biotechnology company, and Mettler-Toledo, Inc., an instrument manufacturing company. Dr. Milne has a B.S. in Chemistry from Yale University and a Ph.D. in Organic Chemistry from the Massachusetts Institute of Technology. We believe that Dr. Milne is qualified to serve on our board of directors because of his experience, qualifications, attributes and skills.

Paul Fonteyne has served as a member of our board of directors since March 2021. Mr. Fonteyne is the retired chair and CEO of Boehringer-Ingelheim, USA (“BI”). He was with BI or BI subsidiaries from 2003 to December 2018 and made substantial contributions to BI. Prior to 2003, Mr. Fonteyne served in leadership positions at Merck and Co. Inc. as well as Abbott Laboratories. He has served on the boards of directors of Apellis Pharmaceuticals, a biotechnology company, since April 2020, Covetrus Inc., an animal health company, since May 2021 and Gelesis Holdings, Inc., a biotechnology company, since April 2018. Mr. Fonteyne also served as a member of the board of directors of ResTORbio Inc., a biotechnology company, from December 2017 until its reverse merger with Adicet Bio, Inc. in September 2020, as well as member of the board of directors of AMAG Pharmaceuticals, Inc. from November 2019 until its sale to Covis Group S.à.r.l. in November 2020. Mr. Fonteyne has also served on the board of the Pharmaceutical Research and Manufacturers of America, chaired the National Pharmaceutical Council and is actively participating as a founder in biopharma spinouts from Yale University in the field of Alzheimer’s disease and Pulmonary disease. Mr. Fonteyne received his M.B.A. from Carnegie-Mellon University and his M.S. in Chemical Engineering from the Polytechnic School at the University of Brussels. We believe Mr. Fonteyne is qualified to serve on our board of directors because of his experience, qualifications, attributes and skills, including his past experience in the life sciences industry.

Joshua Cohen has served as our Co-Chief Executive Officer and a member of our board of directors since January 2014. Mr. Cohen has a B.S. in Biomedical Engineering from Brown University. We believe that Mr. Cohen is qualified to serve on our board of directors because of his experience, qualifications, attributes and skills, including his familiarity with and experience building our company, as its Co-Chief Executive Officer and Co-Founder, as well as his knowledge and familiarity with corporate management, neurodegenerative disease research and drug development.

Daphne Quimi has served as a member of our board of directors since June 2021. Ms. Quimi has more than 25 years of executive experience in the pharmaceutical and biotechnology industries with expertise in global finance operations, company building, and rare disease drug commercialization. She currently serves as Chief Financial Officer of Amicus Therapeutics, Inc. (“Amicus”), a biotechnology company. Ms. Quimi has served in this role since January 2019, after holding various roles at Amicus since 2007. Prior to that, Ms. Quimi served as Director of Consolidations and External Reporting at Bristol-Myers Squibb Company, a global biopharmaceutical company, from 2005 to 2007. Ms. Quimi received a B.S. in Accountancy from Monmouth University and an M.B.A. from the Stern School of Business of New York University. We believe Ms. Quimi is qualified to serve on our board of directors due to her financial expertise and industry experience.

There are no family relationships between or among any of our directors or executive officers. There is no arrangement or understanding between any of our directors and any other person or persons pursuant to which he or she is to be selected as a director.

There are no material legal proceedings to which any of our directors is a party adverse to us or our subsidiary or in which any such person has a material interest adverse to us.

PROPOSAL NO. 2 – RATIFICATION OF THE SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholders are being asked to ratify the appointment by the audit committee of the board of directors of Deloitte & Touche LLP (“Deloitte”), as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Deloitte has served as our independent registered public accounting firm since 2020.

The audit committee is solely responsible for selecting our independent registered public accounting firm for the fiscal year ending December 31, 2022. Stockholder approval is not required to appoint Deloitte as our independent registered public accounting firm. However, the board of directors believes that submitting the appointment of Deloitte to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain Deloitte. If the selection of Deloitte is ratified, the audit committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of the Company and its stockholders.

A representative of Deloitte is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders. We incurred the following fees from Deloitte for the audit of the financial statements and for other services provided during the years ended December 31, 2021 and 2020.

	2021	2020
Audit fees (1)	$1,323,000	$275,000
Audit-related fees (2)	—	—
Tax fees (3)	—	—
All other fees (4)	—	—

Total fees	$1,323,000	$275,000

(1)

Audit fees consist of fees for the audit of our annual financial statements, the review of our interim financial statements, and services in connection with our IPO, including registration statements, responding to SEC comment letters, comfort letters and consents.

(2)

Audit-related fees consist of services that are reasonably related to the performance of the audit or review of our financial statements. There were no audit-related fees for fiscal years 2021 and 2020.

(3)	Tax fees consist of fees for tax compliance, advice and tax services. There were no tax fees for fiscal years 2021 and 2020.
(4)	There were no other fees for fiscal years 2021 and 2020.

Audit Committee Pre-Approval Policy and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to the pre-approval procedure described below.

From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval details the particular service or type of services to be provided and the fee structure, which is also generally subject to a maximum dollar amount.

During our 2021 or 2020 fiscal years, no services were provided to us by Deloitte other than in accordance with the pre-approval policies and procedures described above.

Voting Requirement to Approve Proposal

For Proposal No. 2, a majority of the votes properly cast is required to ratify the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

The board of directors unanimously recommends voting “FOR” Proposal No. 2 to ratify the appointment of Deloitte as Amylyx’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

CORPORATE GOVERNANCE

Director Nomination Process

Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board of directors, and recommending such persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by management, recruiters, members of the committee and our board of directors. The qualifications, qualities and skills that our nominating and corporate governance committee believes must be met by a committee-recommended nominee for a position on our board of directors are as follows:

•	Nominees should demonstrate high standards of personal and professional ethics and integrity

•	Nominees should have proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment.

•	Nominees should have skills that are complementary to those of the existing board of directors.

•	Nominees should have the ability to assist and support management and make significant contributions to the Company’s success.

•

Nominees should have an understanding of the fiduciary responsibilities that are required of a member of the board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities.

Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates. Any such proposals should be submitted to our corporate secretary at our principal executive offices no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the one-year anniversary of the date of the preceding year’s annual meeting and should include appropriate biographical and background material to allow our nominating and corporate governance committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. Stockholder proposals should be addressed to Amylyx Pharmaceuticals, Inc., 43 Thorndike St, Cambridge, MA 02141, Attention: Corporate Secretary. Assuming that biographical and background material has been provided on a timely basis in accordance with our bylaws, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the nominating and corporate governance committee. If our board of directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting of stockholders. See “Stockholder Proposals” for a discussion of submitting stockholder proposals.

Director Independence

Applicable Nasdaq Stock Market LLC (“Nasdaq”) rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act and that compensation committee members satisfy independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In addition, in affirmatively determining the independence of any director who will serve on a company’s compensation committee, Rule 10C-1 under the Exchange Act requires that a company’s board of directors must consider all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including: the source of compensation to the director, including any consulting, advisory or other compensatory fee paid by such company to the director, and whether the director is affiliated with the company or any of its subsidiaries or affiliates.

Our board of directors has determined that all members of the board of directors, except Joshua Cohen and Justin Klee, are independent directors, including for purposes of the rules of Nasdaq and the SEC. In making such independence determination, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our board of directors considered the association of our directors with the holders of more than 5% of our common stock. There are no family relationships among any of our directors or executive officers. Mr. Cohen and Mr. Klee are not independent directors under these rules because they are executive officers of the Company.

Board Committees

Our board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee. Each of the audit committee, compensation committee, and nominating and corporate governance committee operates under a charter that satisfies the applicable standards of the SEC and Nasdaq. A current copy of the charter for each of the audit committee, compensation committee, and nominating and corporate governance committee is posted on the corporate governance section of our website, https://investors.amylyx.com/corporate-governance/documents-charters.

Audit Committee

Daphne Quimi, Paul Fonteyne, and George Mclean Milne Jr., Ph.D. currently serve on the audit committee, which is chaired by Ms. Quimi. Our board of directors has determined that each member of the audit committee is “independent” for audit committee purposes as that term is defined in the rules of the SEC and the applicable Nasdaq rules, and each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our board of directors has designated Ms. Quimi as an “audit committee financial expert,” as defined under the applicable rules of the SEC. During the fiscal year ended December 31, 2021, the audit committee met four times. The report of the audit committee is included in this proxy statement under “Report of the Audit Committee.” The audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

•

reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

•

recommending, based upon the audit committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our annual reports on Form 10-K;

•	monitoring the integrity of our financial statements;

•	monitoring our compliance with legal and regulatory requirements;

•	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

•	reviewing all related person transactions for potential conflict of interest situations and assessing all such transactions for approval; and

•	reviewing quarterly earnings releases.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

Compensation Committee

Paul Fonteyne, Isaac Cheng, M.D. and George Mclean Milne Jr., Ph.D. currently serve on the compensation committee, which is chaired by Mr. Fonteyne. Our board of directors has determined that each member of the compensation committee is “independent” as defined in the applicable Nasdaq rules. During the fiscal year ended December 31, 2021, the compensation committee met eight times. The compensation committee’s responsibilities include:

•	annually reviewing and recommending to the board of directors the corporate goals and objectives relevant to the compensation of our Co-Chief Executive Officers;

•	evaluating the performance of our Co-Chief Executive Officers in light of such corporate goals and objectives and determining and approving the compensation of our Co-Chief Executive Officers;

•	reviewing and approving the compensation of our other executive officers;

•	reviewing and establishing our overall management compensation structure, philosophy and programs;

•	overseeing and administering our compensation and similar plans;

•	evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;

•	retaining and approving the compensation of any compensation advisors;

•	reviewing and recommending to the board of directors our policies and procedures for the grant of equity-based awards;

•	evaluating and recommending to the board of directors the compensation of our directors;

•	preparing the compensation committee report required by SEC rules, if and when required, to be included in our annual proxy statement; and

•	reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters.

Nominating and Corporate Governance Committee

Isaac Cheng, M.D., Paul Fonteyne, Daphne Quimi and George Mclean Milne Jr., Ph.D. currently serve on the nominating and corporate governance committee, which is chaired by Mr. Cheng. Our board of directors has determined that each member of the nominating and corporate governance committee is “independent” as defined in the applicable Nasdaq rules. During the fiscal year ended December 31, 2021, the nominating and corporate governance committee met six times. The nominating and corporate governance committee’s responsibilities include:

•	developing and recommending to the board of directors criteria for board and committee membership;

•	establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;

•	identifying individuals qualified to become members of the board of directors;

•	recommending to the board of directors the persons to be nominated for election as directors and to each of the board’s committees;

•	developing and recommending to the board of directors a code of business conduct and ethics and a set of corporate governance guidelines; and

•	overseeing the evaluation of our board of directors and management.

•	reviewing the size and composition of the board of directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;

•	overseeing the evaluation of our board of directors and management.

The nominating and corporate governance committee considers candidates for board of directors membership suggested by its members and the Co-Chief Executive Officers. Additionally, in selecting nominees for directors, the nominating and corporate governance committee will review candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by our board of directors. Any stockholder who wishes to recommend a candidate for consideration by the committee as a nominee for director should follow the procedures described later in this proxy statement under the heading “Stockholder Proposals.” The nominating and corporate governance committee will also consider whether to nominate any person proposed by a stockholder in accordance with the provisions of our bylaws relating to stockholder nominations as described later in this proxy statement under the heading “Stockholder Proposals.”

Identifying and Evaluating Director Nominees. Our board of directors is responsible for filling vacancies on our board of directors and for nominating candidates for election by our stockholders each year in the class of directors whose term expires at the relevant annual meeting. The board of directors delegates the selection and nomination process to the nominating and corporate governance committee, with the expectation that other members of the board of directors, and of management, will be requested to take part in the process as appropriate.

Generally, the nominating and corporate governance committee identifies candidates for director nominees in consultation with management, through the recommendations submitted by stockholders or through such other methods as the nominating and corporate governance committee deems to be helpful to identify candidates. Once candidates have been identified, the nominating and corporate governance committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the nominating and corporate governance committee. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the nominating and corporate governance committee deems to be appropriate in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our board of directors. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the board of directors’ approval to fill a vacancy or as director nominees for election to the board of directors by our stockholders each year in the class of directors whose term expires at the relevant annual meeting.

Although the nominating and corporate governance committee does not maintain a diversity policy, the committee considers diversity in its determinations. Diversity includes, without limitation, race, ethnicity, age, and sex.

Board and Committee Meetings Attendance

The full board of directors met fourteen times during 2021. During 2021, each member of the board of directors attended in person or participated in 75% or more of the aggregate of (i) the total number of meetings of the board of directors (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the board of directors on which such person served (during the periods that such person served).

Director Attendance at Annual Meeting of Stockholders

Directors are encouraged to attend the annual meeting of stockholders to the extent practicable. We were not required to, and did not, hold an annual meeting of stockholders in 2021.

Policy on Trading, Pledging and Hedging of Company Stock

Our insider trading policy expressly prohibits short sales and derivative transactions of our stock and purchases or sales of puts, calls, or other derivative securities of the Company or any derivative securities that provide the economic equivalent of ownership of any of the Company’s securities or an opportunity, direct or indirect, to profit from any change in the value of the Company’s securities or engage in any other hedging transaction with respect to the Company’s securities, at any time, by our executive officers, directors, employees and certain designated consultants and contractors.

Compensation Committee Interlocks and Insider Participation

No member of the compensation committee has ever been an officer or employee of the Company. None of our executive officers serves, or has served during the last fiscal year, as a member of the board of directors, compensation committee, or other board committee performing equivalent functions of any other entity that has one or more of its executive officers serving as a member of our directors or on our compensation committee.

Code of Business Conduct and Ethics

We are committed to the highest standards of integrity and ethics in the way we conduct our business. We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officers, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on the corporate governance section of our website, which is located at https://investors.amylyx.com/corporate-governance/documents-charters.

Board Leadership Structure and Board’s Role in Risk Oversight

George Mclean Milne Jr., Ph.D. is the current chairperson of our board of directors. We believe that separating the positions of Chief Executive Officer and chairperson of the board of directors allows our Co-Chief Executive

Officers to focus on our day-to-day business, while allowing a chairperson of the board to lead the board of directors in its fundamental role of providing advice to and independent oversight of management. Our board of directors recognizes the time, effort and energy that the Co-Chief Executive Officers are required to devote to their position in the current business environment, as well as the commitment required to serve as our chairperson, particularly as the board of directors’ oversight responsibilities continue to grow. While our bylaws and corporate governance guidelines do not require that our chairperson and Chief Executive Officer positions be separate, our board of directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Risk is inherent to every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, operations, strategic direction, and intellectual property. Management is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The role of the board of directors in overseeing the management of our risks is conducted primarily through committees of the board of directors, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees. The full board of directors (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairperson of the relevant committee reports on the discussion to the full board of directors during the committee reports portion of the next board meeting. This enables the board of directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Communication with the Directors of Amylyx

Any interested party with concerns about the Company may report such concerns to the board of directors or the chairperson of our board of directors or the chairperson of our nominating and corporate governance committee, by submitting a written communication to the attention of such director at the following address:

c/o Amylyx Pharmaceuticals, Inc.

43 Thorndike St.

Cambridge, MA 02141

United States

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.

A copy of any such written communication may also be forwarded to Amylyx’s legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with Amylyx’s legal counsel, with independent advisors, with non-management directors, or with Amylyx’s management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and applying his or her own discretion.

Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.

The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by Amylyx regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. Amylyx has also established a toll-free telephone number for the reporting of such activity, which is (833) 778-1542.

EXECUTIVE OFFICERS

The following table identifies our executive officers and sets forth their current positions at Amylyx and their ages as of April 29, 2022.

Name	Position Held with Amylyx	Officer Since	Age
Joshua Cohen	Co-Chief Executive Officer and Director	2014	30
Justin Klee	Co-Chief Executive Officer and Director	2014	31
James Frates	Chief Financial Officer	2021	54
Margaret Olinger	Chief Commercial Officer	2019	57
Patrick D. Yeramian, M.D.	Chief Medical Officer	2019	63
Gina M. Mazzariello	Chief Legal Officer and General Counsel	2022	51

You should refer to “Directors Continuing in Office” and “Nominees for Election as Class I Directors” above for information about our Co-Chief Executive Officers, Mr. Joshua Cohen and Mr. Justin Klee, respectively.

James Frates has served as our Chief Financial Officer since January 2021. Previously, Mr. Frates served as Chief Financial Officer of Alkermes plc, a biopharmaceutical company, and its predecessor organization, from July 1998 to January 2021. Mr. Frates has an A.B. in Government from Harvard College and an M.B.A. from the Harvard Graduate School of Business Administration. Mr. Frates serves as a member of the board of directors of Sage Therapeutics, Inc., a biopharmaceutical company.

Margaret Olinger has served as our Chief Commercial Officer since May 2019. Previously, Ms. Olinger served in various leadership and commercial positions for more than a decade at Alexion Pharmaceuticals, a biopharmaceutical company. Ms. Olinger has a B.S. in Business Administration from Albertus Magnus College and an M.B.A. from New Haven University.

Patrick D. Yeramian, M.D., has served as our Chief Medical Officer since March 2019. Dr. Yeramian has over 25 years of experience in the pharmaceutical industry has extensive leadership experience in both early and late-stage clinical development at several innovative biopharmaceutical companies. Most recently, Dr Yeramian was the Chief Medical Officer for Tapimmune Inc., an immune-oncology company, from February 2015 to January 2017 and for Biovie Inc., a biotechnology company developing innovative drug therapies for liver disease, from October 2016 to March 2019. Earlier, from 2011 to 2015, he was the Medical Director for the Vaccine and Gene Therapy Institute of Florida. Dr. Yeramian received his M.D. from the University of Paris, as well as an M.Sc. in Experimental Oncology and a graduate degree in Molecular Virology. He also earned an M.B.A. from Rutgers University. He completed his medical residency in oncology at the Saint-Louis Hospital in Paris.

Gina M. Mazzariello, has served as our Chief Legal Officer and General Counsel since February 2022. Ms. Mazzariello brings more than 20 years of experience in the healthcare industry. Prior to Amylyx, Ms. Mazzariello was with Boehringer Ingelheim USA, Inc. (“Boehringer USA”), a subsidiary of Boehringer Ingelheim International GmbH (“Boehringer”), a global pharmaceutical company, from August 2015 to February 2022, where she served as Vice President, Human Pharma Business Law. Before Boehringer USA, Ms. Mazzariello served as Global General Counsel, Prescription Medicines at Boehringer from January 2014 to August 2015. She earned a B.S. in Management from Syracuse University and a J.D. from Harvard Law School.

There is no arrangement or understanding between any of our executive officers and any other person or persons pursuant to which he or she was or is to be selected as an executive officer.

There are no material legal proceedings to which any of our executive officers is a party adverse to us or in which any such person has a material interest adverse to us.

EXECUTIVE COMPENSATION

Our named executive officers for the fiscal year ended December 31, 2021 are:

•	Joshua Cohen, our Co-Chief Executive Officer and Director;

•	Justin Klee, our Co-Chief Executive Officer and Director;

•	James Frates, our Chief Financial Officer; and

•	Margaret Olinger, our Chief Commercial Officer.

2021 Summary Compensation Table

The following table provides information regarding the total compensation awarded to, earned by, and paid to our named executive officers in the years indicated.

Name and Principal Position	Year	Salary $	Bonus ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensati on ($)(2)	All Other Compensati on ($)(4)	Total ($)
Joshua Cohen Co-Chief Executive officer and Director	2021	417,833	—	698,000	300,000	8,700	1,424,533
	2020	370,000	—	97,000	203,500	—	670,500
Justin Klee Co-Chief Executive Officer and Director	2021	417,833	—	698,000	300,000	8,700	1,424,533
	2020	370,000	—	97,000	203,500	—	670,500
James Frates (3) Chief Financial Officer	2021	375,000	615,000	2,052,080	205,120	8,700	3,255,900
Margaret Olinger Chief Commercial Officer	2021	372,000	—	296,400	186,298	8,700	863,398
	2020	360,200	—	—	154,836	—	515,036

(1)

The amounts reported represent the aggregate grant date fair value of the stock options awarded to the named executive officers during fiscal years 2020 and 2021, calculated in accordance with Financial Accounting Standards Board, or FASB Accounting Standards Codification 718, or ASC Topic 718, Compensation—Stock Compensation. Such grant date fair value does not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the awards reported in this column are set forth in the notes to our consolidated financial statements included elsewhere in this prospectus. The amounts reported in this column reflect the accounting cost for the stock options and do not correspond to the actual economic value that may be received upon exercise of the stock options or any sale of any of the underlying shares of common stock.

(2)

The amounts reported for 2020 and 2021 represent bonuses earned in 2020 and 2021, and paid in February 2021 and February 2022, respectively, based on the achievement of pre-established performance goals as determined by our board of directors.

(3)

Mr. Frates joined our company as our Chief Financial Officer in January 2021. The amount reported in the “Bonus” column represents bonus payments to Mr. Frates pursuant to his employment agreement, including a $325,000 signing bonus and $290,000 one-time additional bonus. Pursuant to the terms of his employment agreement, Mr. Frates was obligated to repay the signing bonus in the event that he terminated his employment with us other than for “good reason” or was terminated by us other than for “just cause” prior to January 25, 2022.

(4)	The amounts reported in the “All Other Compensation” column represent safe harbor contributions under our 401(k) Plan.

Narrative to Summary Compensation Table

Base Salaries

Each named executive officer’s base salary is a fixed component of annual compensation for performing specific duties and functions, and has been established by our board of directors taking into account each individual’s role, responsibilities, skills, and expertise. Base salaries are reviewed annually, typically in connection with our annual performance review process, approved by our board of directors, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance, and experience. For fiscal year ended 2020 and 2021, the annual base salary for (i) Mr. Cohen was $370,000 and $417,833, (ii) Mr. Klee was $370,000 and $417,833, and (iii) Ms. Olinger was $360,200 and $372,000, respectively. For fiscal year 2021, the annual base salary for Mr. Frates was $400,000, which amount was pro-rated based on his start date with the company.

Annual Bonuses

For the fiscal year ended, 2020, each named executive officer other than Mr. Frates, who joined the Company in 2021, was eligible to earn an annual cash bonus based on the achievement of corporate performance metrics and, with respect to Ms. Olinger, on the achievement of corporate and individual performance metrics as determined by the board of directors. The 2020 target annual bonus, as a percentage of base salary, for Mr. Cohen, Mr. Klee, and Ms. Olinger was 50%, 50%, and 40%, respectively. Based on its evaluation of performance during fiscal year 2020, the board of directors awarded bonuses to Mr. Cohen, Mr. Klee, and Ms. Olinger as set forth in the Summary Compensation Table above.

For the fiscal year ended December 31, 2021, each named executive officer was eligible to earn an annual cash bonus based on the achievement of corporate performance metrics and, with respect to Ms. Olinger and Mr. Frates, on the achievement of corporate and individual performance metrics as determined by the board of directors. The 2021 target annual bonus, as a percentage of base salary, for Mr. Cohen, Mr. Klee, Ms. Olinger and Mr. Frates was 50%, 50%, 40%, and 40%, respectively. Based on its evaluation of performance during fiscal year 2021, the board of directors awarded bonuses to Mr. Cohen, Mr. Klee, Ms. Olinger and Mr. Frates as set forth in the Summary Compensation Table above.

Equity Compensation

We believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants promote executive retention because they incentivize our executive officers to remain in our employment during the vesting period. Accordingly, our board of directors periodically reviews the equity incentive compensation of our named executive officers and may grant equity incentive awards to them from time to time.

In February 2021, Mr. Cohen and Mr. Klee each received options to purchase 200,000 shares of common stock and Ms. Olinger received an option to purchase 65,000 shares of common stock, vesting over four years subject to a one year cliff and continued service. In January 2021, Mr. Frates received an option to purchase 452,000 shares of common stock. All options granted to the named executive officers in 2021 vest over four years subject to a one-year cliff and continued service.

Employment Arrangements with our Named Executive Officers

We have entered into an employment agreement with each of our named executive officers in connection with their employment with us, which set forth the terms and conditions of their respective employment.

Employment Arrangements in Place During the Fiscal Year Ended December 31, 2021 for Our Named Executive Officers

Joshua Cohen

On July 1, 2015, we entered into an employment agreement with Mr. Cohen, who currently serves as our Co-Chief Executive Officer. In April 2021, we amended the employment agreement with Mr. Cohen effective February 19, 2021. The employment agreement provides for Mr. Cohen’s at-will employment and an annual base salary, cash bonus, a stock option bonus, as well as his ability to participate in our employee benefit plans generally. Mr. Cohen’s employment agreement provides that if his employment is terminated by us without “just cause” (as defined in Mr. Cohen’s employment agreement), or he resigns for “good reason” (as defined in Mr. Cohen’s employment agreement), Mr. Cohen will be entitled to receive (i) continuation of his then-current base salary for twelve (12) months, (ii) any cash bonus earned for a prior year that has not been paid, (iii) a pro-rata share of any bonus for which he is or becomes eligible, or “pro rata bonus”, (iv) continuation of health benefits or payments equal to the Company portion of health insurance premiums for up to 12 months, and (v) continued vesting of stock options for twelve (12) months. If such termination occurs less than three (3) months prior to or twelve (12) months following a “change of control” (as defined in Mr. Cohen’s employment agreement) the aforementioned severance benefits shall apply except that no pro rata bonus shall be paid and any unvested stock options held by Mr. Cohen shall become fully vested and exercisable as of immediately prior to such change in control.

Justin Klee

On July 1, 2015, we entered into an employment agreement with Mr. Klee, who currently serves as our Co-Chief Executive Officer. In April 2021, we amended the employment agreement with Mr. Klee effective February 19, 2021. The employment agreement provides for Mr. Klee’s at-will employment and an annual base salary, cash bonus, a stock option bonus, as well as his ability to participate in our employee benefit plans generally. Mr. Klee’s employment agreement provides that if his employment is terminated by us without “just cause” (as defined in Mr. Klee’s employment agreement), or he resigns for “good reason” (as defined in Mr. Klee’s employment agreement), Mr. Klee will be entitled to receive (i) continuation of his then-current base salary for twelve (12) months, (ii) any cash bonus earned for a prior year that has not been paid, (iii) a pro rata bonus, (iv) continuation of health benefits or payments equal to the Company portion of health insurance premiums for up to 12 months, and (v) continued vesting of stock options for twelve (12) months. If such termination occurs less than three (3) months prior to or twelve (12) months following a “change of control” (as defined in Mr. Klee’s employment agreement) the aforementioned severance benefits shall apply except that no pro rata bonus shall be paid and any unvested stock options held by Mr. Klee shall become fully vested and exercisable as of immediately prior to such change in control.

James Frates

On January 25, 2021, we entered into an employment agreement with Mr. Frates, who serves as our Chief Financial Officer. The employment agreement provides for Mr. Frates at-will employment and an annual base salary, a $325,000 sign-on bonus, $290,000 additional bonus payment, annual cash bonus, stock option bonus, an initial stock option grant as well as his ability to participate in our employee benefit plans generally. Pursuant to Mr. Frates’ employment agreement, if prior to January 25, 2022, Mr. Frates terminates his employment other than with “good reason”, or is terminated by the Company other than for “just cause” (as such terms are defined in Mr. Frates’ employment agreement), Mr. Frates would be required to repay the sign-on bonus. Mr. Frates’ employment agreement also provides that if his employment is terminated by us without just cause or if he resigns for good reason, Mr. Frates will be entitled to receive (i) continuation of his then-current base salary for nine (9) months, and (ii) reimbursement of the company portion of health insurance premiums for up to nine (9) months. In addition, if such termination or resignation occurs less than three (3) months prior to or twelve (12) months following a “change of control” (as such terms are defined in Mr. Frates’ employment agreement), Mr. Frates will be entitled to receive (i) continuation of his then-current base salary for twelve (12) months, (ii)

reimbursement of the company portion of health insurance premiums for up to twelve (12) months, and (iii) 100% acceleration of unvested stock options as of immediately prior to such change of control.

Margaret Olinger

On May 13, 2019, we entered into an employment agreement with Ms. Olinger, who currently serves as our Chief Commercial Officer. We amended the employment agreement with Ms. Olinger in August 2019 and April 2021, the latter amendment effective as of February 19, 2021. The employment agreement provides for Ms. Olinger’s at-will employment and an annual base salary, annual cash bonus, a stock option bonus, an initial stock option grant as well as her ability to participate in our employee benefit plans generally. Ms. Olinger employment agreement provides that if her employment is terminated by us without “just cause” or if she resigns for “good reason” (as such terms are defined in Ms. Olinger’s employment agreement), Ms. Olinger will be entitled to receive (i) continuation of her then-current base salary for six (6) months, and (ii) reimbursement of the company portion of health insurance premiums for up to six (6) months. In addition, if such termination or resignation occurs less than three (3) months prior to or twelve (12) months following a “change of control” (as defined in Ms. Olinger’s employment agreement) she shall be entitled to 100% acceleration of unvested stock options as of immediately prior to such change in control.

New Employment Agreement with Joshua Cohen

We entered into a new employment agreement with Mr. Cohen, effective upon the closing of our IPO, pursuant to which we continue to employ Mr. Cohen as our Co-Chief Executive Officer on an “at-will” basis. Mr. Cohen’s new employment agreement provides an annual base salary of $540,000, subject to periodic review by our compensation committee. In addition, the new employment agreement provides that Mr. Cohen is eligible to receive cash incentive compensation, which target amount shall be 60% of Mr. Cohen’s annual base salary.

In the event of a termination of Mr. Cohen’s employment by the Company without “cause” or by Mr. Cohen for “good reason” (as such terms are defined in his new employment agreement), subject to Mr. Cohen’s execution and non-revocation of a release, Mr. Cohen will be entitled to receive (i) cash severance equal to the sum of twelve (12) months of base salary, plus a pro-rated portion of his target bonus for the year in which his termination occurs, payable in substantially equal installments over twelve (12) months, (ii) acceleration of time-based equity awards that would have become fully vested and exercisable or nonforfeitable had Mr. Cohen remained employed by the Company for the twelve (12) month period immediately following the date of termination, and (iii) subject to Mr. Cohen’s election to receive continued health benefits under COBRA and copayment of premium amounts at the applicable active employees’ rate, monthly payments equal to employer contribution amount that the Company would have made to provide health insurance to the executive if the executive had remained employed by the Company until the earliest of (A) twelve (12) months following termination; (B) the date he becomes eligible for group medical plan benefits under any other employer’s group medical plan; or (C) the expiration of Mr. Cohen’s COBRA health continuation period.

In addition, upon a “change in control” (as defined in Mr. Cohen’s new employment agreement), except as otherwise set forth in the applicable equity award agreement, any equity awards with performance-based conditions and restrictions, or “performance-based equity awards”, held by Mr. Cohen to the extent then outstanding and unearned, shall be deemed earned based on the greater of target or actual performance as measured through such change in control, and such performance-based equity awards that are deemed earned shall be subject to time-based vesting, based on Mr. Cohen’s continued employment, for the remainder of the performance period and shall be subject to accelerated vesting upon a termination of his employment to the extent provided for under his employment agreement as described below. Any performance-based equity awards that are not deemed earned upon a change in control shall be forfeited for no consideration.

In lieu of the payments and benefits described above, in the event that Mr. Cohen’s employment is terminated by us without “cause”, or by him for “good reason,” in each case, within three (3) months prior to or twelve

(12) months following a change in control, and subject to Mr. Cohen’s execution and non-revocation of a release, Mr. Cohen will be entitled to receive (i) a lump sum in cash equal to 1.5 times the sum of Mr. Cohen’s then current base salary (or the base salary in effect immediately prior to the change in control, if higher) plus Mr. Cohen’s target bonus for the current year (or the target bonus in effect immediately prior to the change in control, if higher); (ii) full acceleration of vesting of all time-based equity awards, and any performance-based awards that are then outstanding and eligible to vest based on Mr. Cohen’s continued employment shall accelerate and become fully vested and exercisable; and (iii) subject to Mr. Cohen’s election to receive continued health benefits under COBRA and copayment of premium amounts at the active employees’ rate, monthly payments equal to employer contribution amount that the Company would have made to provide health insurance to the executive if the executive had remained employed by the Company until the earliest of (A) eighteen (18) months following termination; (B) the date he becomes eligible for group medical plan benefits under any other employer’s group medical plan; or (C) the expiration of Mr. Cohen’s COBRA health continuation period.

The payments and benefits provided under Mr. Cohen’s new employment agreement in connection with a change in control may not be eligible for federal income tax deduction for the Company pursuant to Section 280G of the Internal Revenue Code. These payments and benefits may also be subject to an excise tax under Section 4999 of the Internal Revenue Code. If the payments or benefits payable to Mr. Cohen in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to him.

Pursuant to his new employment agreement, Mr. Cohen is subject to standard confidentiality and nondisclosure, assignment of intellectual property work product and post-termination non- solicitation of employees, consultants and customers covenants.

New Employment Agreement with Justin Klee

We entered into a new employment agreement with Mr. Klee, effective upon the closing of our IPO, pursuant to which we continue to employ Mr. Klee as our Co-Chief Executive Officer on an “at-will” basis. Mr. Klee’s new employment agreement provides an annual base salary of $540,000, subject to periodic review by our compensation committee. In addition, the new employment agreement provides that Mr. Klee is eligible to receive cash incentive compensation, which target amount shall be 60% of Mr. Klee’s annual base salary.

In the event of a termination of Mr. Klee’s employment by the Company without “cause” or by Mr. Klee for “good reason” (as such terms are defined in his new employment agreement), subject to Mr. Klee’s execution and non-revocation of a release, Mr. Klee will be entitled to receive (i) cash severance equal to the sum of twelve (12) months of base salary, plus a pro-rated portion of his target bonus for the year in which his termination occurs, payable in substantially equal installments over twelve (12) months, (ii) acceleration of time-based equity awards that would have become fully vested and exercisable or nonforfeitable had Mr. Klee remained employed by the Company for the twelve (12) month period immediately following the date of termination, and (iii) subject to Mr. Klee’s election to receive continued health benefits under COBRA and copayment of premium amounts at the applicable active employees’ rate, monthly payments equal to employer contribution amount that the Company would have made to provide health insurance to the executive if the executive had remained employed by the Company until the earliest of (A) twelve (12) months following termination; (B) the date he becomes eligible for group medical plan benefits under any other employer’s group medical plan; or (C) the expiration of Mr. Klee’s COBRA health continuation period.

In addition, upon a “change in control” (as defined in Mr. Klee’s new employment agreement), except as otherwise set forth in the applicable equity award agreement, any equity awards with performance-based conditions and restrictions, or “performance-based equity awards”, held by Mr. Klee to the extent then outstanding and unearned, shall be deemed earned based on the greater of target or actual performance as measured through such change in control, and such performance-based equity awards that are deemed earned shall be subject to time-based vesting, based on Mr. Klee’s continued employment, for the remainder of the performance period and shall be subject to accelerated vesting upon a termination of his employment to the extent provided for under his employment agreement as described below. Any performance-based equity awards that are not deemed earned upon a change in control shall be forfeited for no consideration.

In lieu of the payments and benefits described above, in the event that Mr. Klee’s employment is terminated by us without “cause”, or by him for “good reason,” in each case, within three (3) months prior to or twelve (12) months following a change in control, and subject to Mr. Klee’s execution and non-revocation of a release, Mr. Klee will be entitled to receive (i) a lump sum in cash equal to 1.5 times the sum of Mr. Klee’s then current base salary (or the base salary in effect immediately prior to the change in control, if higher) plus Mr. Klee’s target bonus for the current year (or the target bonus in effect immediately prior to the change in control, if higher); (ii) full acceleration of vesting of all time-based equity awards, and any performance-based awards that are then outstanding and eligible to vest based on Mr. Klee’s continued employment shall accelerate and become fully vested and exercisable; and (iii) subject to Mr. Klee’s election to receive continued health benefits under COBRA and copayment of premium amounts at the active employees’ rate, monthly payments equal to employer contribution amount that the Company would have made to provide health insurance to the executive if the executive had remained employed by the Company until the earliest of (A) 18 months following termination; (B) the date he becomes eligible for group medical plan benefits under any other employer’s group medical plan; or (C) the expiration of Mr. Klee’s COBRA health continuation period.

The payments and benefits provided under Mr. Klee’s new employment agreement in connection with a change in control may not be eligible for federal income tax deduction for the Company pursuant to Section 280G of the Internal Revenue Code. These payments and benefits may also be subject to an excise tax under Section 4999 of the Internal Revenue Code. If the payments or benefits payable to Mr. Klee in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to him.

Pursuant to his new employment agreement, Mr. Klee is subject to standard confidentiality and nondisclosure, assignment of intellectual property work product and post-termination non- solicitation of employees, consultants and customers covenants.

New Employment Agreement with James Frates

We entered into a new employment agreement with Mr. Frates, effective upon the closing of our IPO, pursuant to which we continue to employ Mr. Frates as our Chief Financial Officer on an “at-will” basis. Mr. Frates’ new employment agreement provides an annual base salary of $440,000, subject to periodic review by our compensation committee. In addition, the new employment agreement provides that Mr. Frates is eligible to receive cash incentive compensation, which target amount shall be 40% of Mr. Frates’ annual base salary.

In the event of a termination of Mr. Frates’ employment by the Company without “cause” or by him for “good reason” (as such terms are defined in his new employment agreement), subject to Mr. Frates’ execution and non-revocation of a release, Mr. Frates will be entitled to receive (i) cash severance equal to the sum of nine (9) months of base salary payable in substantially equal installments over nine (9) months and, (ii) subject to Mr. Frates’ election to receive continued health benefits under COBRA and copayment of premium amounts at the applicable active employees’ rate, monthly payments equal to employer contribution amount that the Company would have made to provide health insurance to the executive if the executive had remained employed by the Company until the earliest of (A) nine (9) months following termination; (B) the date he becomes eligible for group medical plan benefits under any other employer’s group medical plan; or (C) the expiration of Mr. Frates’ COBRA health continuation period.

In addition, upon a “change in control” (as defined in Mr. Frates’ new employment agreement), except as otherwise set forth in the applicable equity award agreement, any equity awards with performance-based conditions and restrictions, or “performance-based equity awards”, held by Mr. Frates to the extent then outstanding and unearned, shall be deemed earned based on the greater of target or actual performance as measured through such change in control, and such performance-based equity awards that are deemed earned shall be subject to time-based vesting, based on Mr. Frates’ continued employment, for the remainder of the performance period and shall be subject to accelerated vesting upon a termination of her employment to the extent provided for under her employment agreement as described below. Any performance-based equity awards that are not deemed earned upon a change in control shall be forfeited for no consideration.

In addition, in lieu of the payments and benefits described above, in the event that Mr. Frates’ employment is terminated by us without cause, or by him for good reason, in each case, within three (3) months prior to or twelve (12) months following a change in control and subject to Mr. Frates’ execution and non-revocation of a release, Mr. Frates will be entitled to receive (i) a lump sum in cash equal to 1.0 times the sum of Mr. Frates’ then current base salary (or the base salary in effect immediately prior to the change in control, if higher) plus Mr. Frates’ target bonus for the current year (or the target bonus in effect immediately prior to the change in control, if higher); (ii) full acceleration of vesting of all time-based equity awards, and any performance-based awards that are then outstanding and eligible to vest based on Mr. Frates’ continued employment shall accelerate and become fully vested and exercisable; and (iii) subject to Mr. Frates’ election to receive continued health benefits under COBRA and copayment of premium amounts at the active employees’ rate, monthly payments equal to employer contribution amount that the Company would have made to provide health insurance to the executive if the executive had remained employed by the Company until the earliest of (A) twelve (12) months following termination; (B) the date he becomes eligible for group medical plan benefits under any other employer’s group medical plan; or (C) the expiration of Mr. Frates’ COBRA health continuation period.

The payments and benefits provided under Mr. Frates’ new employment agreement in connection with a change in control may not be eligible for federal income tax deduction for the Company pursuant to Section 280G of the Internal Revenue Code. These payments and benefits may also be subject to an excise tax under Section 4999 of the Internal Revenue Code. If the payments or benefits payable to Mr. Frates in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to him.

Pursuant to his new employment agreement, Mr. Frates is subject to standard confidentiality and nondisclosure, assignment of intellectual property work product and post-termination non- solicitation of employees, consultants and customers covenants.

New Employment Agreement with Margaret Olinger

We entered into a new employment agreement with Ms. Olinger, effective upon the closing of our IPO, pursuant to which we continue to employ Ms. Olinger as our Chief Commercial Officer on an “at-will” basis. Ms. Olinger’s new employment agreement provides an annual base salary will of $425,000, subject to periodic review by our compensation committee. In addition, the new employment agreement provides that Ms. Olinger is eligible to receive cash incentive compensation, which target amount shall be 40% of Ms. Olinger’s annual base salary.

In the event of a termination of Ms. Olinger’s employment by the Company without “cause” or by her for “good reason” (as such terms are defined in her new employment agreement), subject to Ms. Olinger’s execution and non-revocation of a release, Ms. Olinger will be entitled to receive (i) cash severance equal to the sum of nine (9) months of base salary payable in substantially equal installments over nine (9) months and, (ii) subject to Ms. Olinger’s election to receive continued health benefits under COBRA and copayment of premium amounts at the applicable active employees’ rate, monthly payments equal to employer contribution amount that the Company would have made to provide health insurance to the executive if the executive had remained employed by the Company until the earliest of (A) nine (9) months following termination; (B) the date she becomes eligible for group medical plan benefits under any other employer’s group medical plan; or (C) the expiration of Ms. Olinger’s COBRA health continuation period.

In addition, upon a “change in control” (as defined in Ms. Olinger’s new employment agreement), except as otherwise set forth in the applicable equity award agreement, any equity awards with performance-based conditions and restrictions, or “performance-based equity awards,” held by Ms. Olinger to the extent then outstanding and unearned, shall be deemed earned based on the greater of target or actual performance as measured through such change in control, and such performance-based equity awards that are deemed earned shall be subject to time-based vesting, based on Ms. Olinger’s continued employment, for the remainder of the performance period and shall be subject to accelerated vesting upon a termination of her employment to the extent provided for under her employment agreement as described below. Any performance-based equity awards that are not deemed earned upon a change in control shall be forfeited for no consideration.

In addition, in lieu of the payments and benefits described above, in the event that Ms. Olinger’s employment is terminated by us without cause, or by her for good reason, in each case, within three (3) months prior to or twelve months following a change in control and subject to Ms. Olinger’s execution and non-revocation of a release, Ms. Olinger will be entitled to receive (i) a lump sum in cash equal to 1.0 times the sum of Ms. Olinger’s then current base salary (or the base salary in effect immediately prior to the change in control, if higher) plus Ms. Olinger’s target bonus for the current year (or the target bonus in effect immediately prior to the change in control, if higher); (ii) full acceleration of vesting of all time-based equity awards, and any performance-based awards that are then outstanding and eligible to vest based on Ms. Olinger’s continued employment shall accelerate and become fully vested and exercisable; and, (iii) subject to Ms. Olinger’s election to receive continued health benefits under COBRA and copayment of premium amounts at the active employees’ rate, monthly payments equal to employer contribution amount that the Company would have made to provide health insurance to the executive if the executive had remained employed by the Company until the earliest of (A) twelve (12) months following termination; (B) the date she becomes eligible for group medical plan benefits under any other employer’s group medical plan; or (C) the expiration of Ms. Olinger’s COBRA health continuation period.

The payments and benefits provided under Ms. Olinger’s new employment agreement in connection with a change in control may not be eligible for federal income tax deduction for the Company pursuant to Section 280G of the Internal Revenue Code. These payments and benefits may also be subject to an excise tax under Section 4999 of the Internal Revenue Code. If the payments or benefits payable to Ms. Olinger in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to her.

Pursuant to her new employment agreement, Ms. Olinger is subject to standard confidentiality and nondisclosure, assignment of intellectual property work product and post-termination non-solicitation of employees, consultants and customers covenants.

Outstanding Equity Awards at Fiscal 2021 Year-End

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2021:

	Option Awards (1)
Name	Grant Date		Number of Securities Underlying Options (#)Exercisable	Number of Securities Underlying Options (#)Unexercisable	Option Exercise Price($)	Option Expiration Date
Joshua Cohen	2/16/2018	(2)	320,582	13,938	0.37	2/16/2023
	2/26/2020	(3)	45,842	54,158	1.57	2/26/2025
	2/19/2021	(4)	—	200,000	7.57	2/19/2026
Justin Klee	2/16/2018	(2)	320,582	13,938	0.37	2/16/2023
	2/26/2020	(3)	45,842	54,158	1.57	2/26/2025
	2/19/2021	(4)	—	200,000	7.57	2/19/2026
James Frates	1/25/2021	(5)	—	452,000	6.88	1/25/2031
Margaret Olinger	5/13/2019	(6)	—	41,157	0.37	5/13/2029
	5/13/2019	(7)	—	48,420	0.37	5/13/2029
	2/19/2021	(8)	—	65,000	6.88	2/19/2031

(1)

All stock options have been granted pursuant to the terms of our 2015 Stock Option and Restricted Stock Plan, as amended. Pursuant to their respective employment agreements, in the event that Mr. Klee or Mr. Cohen are terminated without cause or resign for good reason, their time-based stock options will accelerate by twelve (12) months, and in the event that Mr. Klee, Mr. Cohen, Ms. Olinger or Mr. Frates is terminated without cause or resigns for good reason within 12 months following a change in control, any unvested shares subject to the executive’s time-based stock options will fully accelerate.

(2)	6,977 shares subject to this stock option vested on March 16, 2018 and the remainder is scheduled to vest thereafter in 47 monthly installments of 6,969 shares.
(3)	25,012 shares subject to this stock option vested on February 26, 2021 and the remainder is scheduled to vest thereafter in 36 monthly installments of 2,083 shares.
(4)	50,024 shares subject to this stock option vest on February 19, 2022 and the remainder is scheduled to vest thereafter in 36 monthly installments of 4,166 shares.
(5)	113,024 shares subject to this stock option vest on January 25, 2022 and the remainder is scheduled to vest thereafter in 36 monthly installments of 9,416 shares.
(6)	33,898 shares subject to this stock option vested on November 13, 2019 and the remainder is scheduled to vest thereafter in 36 monthly installments of 2,421 shares.
(7)	33,898 shares subject to this stock option vested on February 1, 2020 and the remainder is scheduled to vest thereafter in 36 monthly installments of 2,421 shares.
(8)	16,256 shares subject to this stock option vest on February 19, 2022 and the remainder is scheduled to vest thereafter in 36 monthly installments of 1,354 shares.

Our board of directors approved option grants and restricted stock units to our named executive officers effective upon our IPO (the “IPO Grants”). The IPO Grants were granted under our 2022 Stock Option and Incentive Plan with an exercise price per share equal to the offering price in our IPO. Mr. Cohen and Mr. Klee each received options to purchase 337,500 shares of common stock and 75,000 restricted stock units, Mr. Frates received options to purchase 142,500 shares of common stock and 31,667 restricted stock units, and Ms. Olinger received options to purchase 127,500 shares of common stock and 28,333 restricted stock units. The options granted in connection with the IPO Grants will vest as follows: 25% of the shares subject to each award shall vest on the first anniversary of the effective date of the grant and the remaining 75% of the shares subject to each award shall vest in 36 monthly installments thereafter, subject to the named executive officer’s continued service to us through each applicable vesting date. The restricted stock units granted in connection with the IPO Grants will vest as follows: 25% of the shares subject to each award shall vest on the first anniversary of the effective date of the grant and the remaining 75% of the shares subject to each award shall vest in three yearly installments thereafter, subject to the named executive officer’ continued service to us through each applicable vesting date.

Additional Narrative Disclosure

401(k) Plan

We maintain a tax-qualified retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax-advantaged basis. Plan participants are able to defer eligible compensation subject to applicable annual Internal Revenue Code limits. We provide a safe-harbor contribution of 3% of employee compensation to employees who satisfy the minimum service requirements. The 401(k) plan is intended to be qualified under Section 401(a) of the Internal Revenue Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Internal Revenue Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.

Other Benefits

Our named executive officers are eligible to participate in our employee benefit plans on the same basis as our other employees, including our health and welfare plans.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2021 regarding shares of common stock that may be issued under our equity compensation plans. Prior to our IPO we granted equity awards under our 2015 Stock Option and Restricted Stock Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options (#)		Weighted- average exercise price of outstanding options ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders (1)	5,339,011	(2)	$5.54	1,444,492	(3)(4)
Equity compensation plans not approved by security holders	—		—	—
Total	5,339,011		$5.54	1,444,492

(1)	Consists of our 2015 Stock Option and Restricted Stock Plan.
(2)	Includes 5,339,011 shares of common stock issuable upon the exercise of outstanding options. Does not include shares of restricted stock as they have been reflected in our total shares outstanding.
(3)	As of December 31, 2021, there were 1,444,492 shares available for grant under the 2015 Stock Option and Restricted Stock Plan.
(4)

Following our IPO, we have not and will not grant any awards under our 2015 Stock Option and Restricted Stock Plan, but all outstanding awards under the 2015 Stock Option and Restricted Stock Plan will continue to be governed by their existing terms. The shares of common stock underlying any awards granted under the 2015 Stock Option and Restricted Stock Plan or 2022 Stock Option and Incentive Plan that are forfeited, canceled, reacquired by us prior to vesting, satisfied without the issuance of stock, or otherwise terminated

(other than by exercise) and the shares of common stock that are withheld upon exercise of a stock option or settlement of such award to cover the exercise price or tax withholding will be added to the shares of common stock available for issuance under the 2022 Stock Option and Incentive Plan. The Company initially reserved 7,650,000 shares of our common stock, for the issuance of awards under the 2022 Stock Option and Incentive Plan. The 2022 Stock Option and Incentive Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1, beginning on January 1, 2023, by 5% of the outstanding number of shares of our common stock on the immediately preceding December 31 or such lesser number of shares as determined by our compensation committee. The Company initially reserved 605,000 shares of our common stock for the issuance of awards under the 2022 Employee Stock Purchase Plan. The 2022 Employee Stock Purchase Plan provides that the number of shares reserved and available for issuance will automatically increase each January 1, beginning on January 1, 2023, through January 1, 2032, by the least of 1,210,000 shares of our common stock, 1% of the outstanding number of shares of our common stock on the immediately preceding December 31, or such lesser number of shares as determined by our compensation committee.

DIRECTOR COMPENSATION

Non-Employee Director Compensation Table

The following table presents the total compensation for each person who served as a non-employee member of our board of directors during the fiscal year ended December 31, 2021. Other than as set forth in the table and described more fully below, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to any of the non-employee members of our board of directors in 2021 for their services as members of the board of directors. Joshua Cohen and Justin Klee, our Co-Chief Executive Officers, received no additional compensation for their service as directors. See the section titled “Executive Compensation” for more information on the compensation paid to or earned by Messrs. Cohen and Klee as employees for the year ended December 31, 2021.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
George Mclean Milne Jr., Ph.D.	—	51,240	51,240
Daphne Quimi	—	379,548	379,548
Paul Fonteyne	—	367,383	367,383
Isaac Cheng, M.D.	—	—	—
Stephen D. Chubb (3)	—	64,680	64,680
Walter Gilbert (4)	—	51,240	51,240
Felix von Coerper (5)	—	—	—

(1)

The amounts reported represent the aggregate grant date fair value of the stock options awarded to the non-employee directors during fiscal year 2021, calculated in accordance with ASC Topic 718. Such grant date fair value does not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the awards reported in this column are set forth in the notes to our financial statements included elsewhere in this prospectus. The amounts reported in this column reflect the accounting cost for the stock options and do not correspond to the actual economic value that may be received upon exercise of the stock options or any sale of any of the underlying shares of common stock.

(2)	As of December 31, 2021, the non-employee members of our board of directors held the following aggregate number of unexercised options:

Name	Number of Securities Underlying Unexercised Option
George Mclean Milne Jr., Ph.D.	2,000
Daphne Quimi	81,100
Paul Fonteyne	81,100

Except as set forth above, no non-employee member of our board of directors held unexercised options or unvested shares of our common stock as of December 31, 2021.

(3)

Stephen D. Chubb resigned from our board of directors in August 2021. The board accelerated unvested options held by Mr. Chubb. The amount reported in the Option Awards column includes the incremental fair value of the accelerated stock options as of the modification date, which was $13,440.

(4)

Walter Gilbert resigned from our board of directors in April 2021. In connection with his resignation, the board amended options held by Mr. Gilbert to accelerate all unvested options and to extend the post-termination exercise period to ten years following the date of grant. No additional incremental fair value was recognized by the Company in connection with this modification.

(5)	Felix von Coerper resigned from our board of directors in December 2021.

Non-Employee Director Compensation Policy

In connection with our IPO, our board of directors adopted a new non-employee director compensation policy. The policy is designed to enable us to attract and retain, on a long-term basis, highly qualified non-employee directors. Under the policy, each director who is not an employee will be paid cash compensation as set forth below:

Position	Annual Retainer
Members (other than chair)	$40,000
Retainer for chair	$77,500
Audit Committee:
Members (other than chair)	$7,500
Retainer for chair	$15,000
Compensation Committee:
Members (other than chair)	$5,000
Retainer for chair	$10,000
Nominating and Corporate Governance Committee:
Members (other than chair)	$4,000
Retainer for chair	$8,000

In addition, the non-employee director compensation policy provides that, upon initial election to our board of directors, each non-employee director will be granted an equity award of stock options to purchase 38,000 shares (the “Initial Grant”). The Initial Grant will vest in one-third on the first anniversary of the date of grant, and the remaining two-thirds will vest in equal monthly installments over two years, provided, however, that all vesting shall cease if the director resigns from the board of directors or otherwise ceases to service as our director. Furthermore, on the date of each of our annual meeting of stockholders, each non-employee director who continues as a non-employee director following such meeting will be granted an annual equity award of stock options, to purchase 19,000 shares (the “Annual Grant”). The Annual Grant will vest in full upon the earlier of (i) the first anniversary of the date of grant or (ii) the date of the next annual meeting; provided, however, that all vesting shall cease if the director resigns from the board of directors or otherwise ceases to serve as a director, unless the board of directors determines that the circumstances warrant continuation of vesting. In addition, all vested options remain exercisable for twelve (12) months if the director resigns from the board of directors or otherwise ceases to serve as a director. Notwithstanding the foregoing, if an outside director was initially elected to the board of directors within twelve (12) months preceding the annual meeting, then such outside director shall receive an Annual Grant that is pro-rated on a monthly basis for time serving as an outside director.

Our board of directors approved the grant of options to purchase 8,400 shares of stock to each of George Mclean Milne Jr., Paul Fonteyne, Isaac Cheng and Daphne Quimi, effective upon our IPO (the “Director IPO Grants”). 100% of the shares underlying the Director IPO Grants will vest on the date of our 2022 annual meeting of stockholders, subject to the director’s continued service through the vesting date.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Transactions

Other than the compensation agreements and other arrangements described under “Executive Compensation” and “Director Compensation” in this proxy statement and the transactions described below, since January 1, 2020, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.

2020 Convertible Promissory Note Financing

From January 2020 to April 2020, we issued and sold convertible promissory notes to various investors (“2020 Notes”) in the aggregate principal amount of approximately $15.4 million.

The table below sets forth the principal amount of 2020 Notes purchased by related parties. In connection with the sale of our Series B preferred stock in June 2020, all such outstanding notes converted into Series B preferred stock in accordance with their terms.

Name	Cash Purchase Price	Number of Shares of Series B Preferred Stock
Morningside Venture Investments Limited (1)	$3,644,025.38	240,577
Stephen D. Chubb (2)	250,000.00	16,472
George Mclean Milne Jr., Ph.D. (3)	650,000.00	42,828
Walter Gilbert (4)	250,000.00	16,515

Total	$4,794,025.38	316,392

(1)

Morningside Venture Investments Limited holds more than 5% of our voting securities. Isaac Cheng, M.D., a member of our board of directors, is an investment professional at the Morningside Technology Advisory, LLC, a company that is affiliated with Morningside Venture Investments Limited.

(2)	Stephen D. Chubb was a member of our board of directors until his resignation in August 2021.
(3)	George Mclean Milne Jr., Ph.D. is a member of our board of directors.
(4)	Walter Gilbert was a member of our board of directors until his resignation in April 2021.

Series B Preferred Stock Financing

In June 2020, we issued and sold an aggregate of 14,496,835 shares of Series B preferred stock at a price per share of $16.974077, for an aggregate purchase price of approximately $64.4 million. Included in this amount was approximately $34.4 million of outstanding principal and interest on convertible promissory notes issued between July 2017 and April 2020, including the 2020 Notes, which converted into Series B preferred stock in this financing in accordance with their respective terms.

The following table sets forth the aggregate cash purchase price of the Series B preferred stock purchased by our directors, executive officers and 5% stockholders and their affiliates and the number of shares of our Series B preferred stock issued in consideration of such amounts.

Name	Cash Purchase Price	Number of Shares of Series B Preferred Stock
Morningside Venture Investments Limited (1)	$26,536,127.62	1,563,333
George Mclean Milne Jr., Ph.D. (2)	200,000.00	11,783

Total	$26,736,127.62	1,575,116

(1)

Morningside Venture Investments Limited holds more than 5% of our voting securities. Isaac Cheng, M.D., a member of our board of directors, is an investment professional at the Morningside Technology Advisory, LLC, a company that is affiliated with Morningside Venture Investments Limited.

(2)	George Mclean Milne Jr., Ph.D. is a member of our board of directors.

The following table sets forth the aggregate principal and interest under the outstanding convertible promissory notes converted by ALS Invest 1 B.V., Morningside Venture Investments Limited, Stephen D. Chubb, George Mclean Milne Jr., Ph.D. and Walter Gilbert, respectively, as our 5% stockholder, director, or executive officer, and the number of shares of our Series B preferred stock issued upon conversion of such securities.

Name	Principal and Interest	Number of Shares of Series B Preferred Stock Received Upon Conversion
ALS Invest 1 B.V. (1)	$6,203,147.05	4,178,231
Morningside Venture Investments Limited (2)	9,446,627.79	3,986,541
Stephen D. Chubb (3)	610,181.92	285,369
George Mclean Milne Jr., Ph.D. (4)	1,022,105.02	321,029
Walter Gilbert (5)	449,919.18	173,443

Total	$17,731,980.96	8,944,613

(1)

ALS Invest 1 B.V. holds more than 5% of our voting securities. Felix von Coerper, who served as a member of our board of directors until December 2021, is a Managing Partner at ALS Investment Fund, an investment fund that is affiliated with ALS Invest 1 B.V.

(2)

Morningside Venture Investments Limited holds more than 5% of our voting securities. Isaac Cheng, M.D., a member of our board of directors, is an investment professional at the Morningside Technology Advisory, LLC, a company that is affiliated with Morningside Venture Investments Limited.

(3)	Stephen D. Chubb was a member of our board of directors until his resignation in August 2021.
(4)	George Mclean Milne Jr., Ph.D. is a member of our board of directors.
(5)	Walter Gilbert was a member of our board of directors until his resignation in April 2021.

2021 Convertible Promissory Note Financing

In January 2021, we issued and sold convertible promissory notes to various investors(the “2021 Notes”), in the aggregate principal amount of approximately $27.3 million.

The table below sets forth the principal amount of 2021 Notes purchased by related parties. In connection with the sale of our Series C preferred stock in July 2021, all such outstanding notes converted into Series C-2 preferred stock in accordance with their terms

Name	Cash Purchase Price	Number of Shares of Series C-2 Preferred Stock
Morningside Venture Investments Limited (1)	$13,972,064.82	1,621,544
George Mclean Milne Jr., Ph.D. (2)	200,000.00	23,212
Walter Gilbert (3)	100,000.00	11,606

Total	$14,272,064.82	1,656,362

(1)

Morningside Venture Investments Limited holds more than 5% of our voting securities. Isaac Cheng, M.D., a member of our board of directors, is an investment professional at the Morningside Technology Advisory, LLC, a company that is affiliated with Morningside Venture Investments Limited.

(2)	George Mclean Milne Jr., Ph.D. is a member of our board of directors.
(3)	Walter Gilbert was a member of our board of directors until his resignation in April 2021.

Series C Preferred Stock Financing

In July 2021, we issued and sold an aggregate of 13,150,430 shares of Series C-1 preferred stock at a price per share of $10.265809 and 3,170,585 shares of Series C-2 preferred stock at a price per share of $8.725938, for an aggregate purchase price of approximately $162.7 million. Included in this amount was approximately $27.7 million of outstanding principal and interest on the 2021 Notes, all of which converted into Series C-2 preferred stock in this financing in accordance with their terms.

The following table sets forth the aggregate cash purchase price of the Series C-1 preferred stock purchased by our directors, executive officers and 5% stockholders and their affiliates and the number of shares of our Series C-1 preferred stock issued in consideration of such amounts.

Name	Cash Purchase Price	Number of Shares of Series C-1 Preferred Stock
Morningside Venture Investments Limited (1)	$9,999,996.41	974,107
Viking Global Opportunities Illiquid Investments Sub-Master LP (2)	49,999,992.31	4,870,536
George Mclean Milne Jr., Ph.D. (3)	199,998.50	19,482
Justin Klee (4)	49,994.49	4,870
Joshua Cohen (5)	49,994.49	4,870

Total	$60,299,976.20	5,873,865

(1)

Morningside Venture Investments Limited, which includes MVIL, LLC, a wholly-owned subsidiary of Morningside Venture Investments Limited, holds more than 5% of our voting securities. Isaac Cheng, M.D., a member of our board of directors, is an investment professional at the Morningside Technology Advisory, LLC, a company that is affiliated with Morningside Venture Investments Limited.

(2)	Viking Global Opportunities Illiquid Investments Sub-Master LP holds more than 5% of our voting securities and has the contractual right to designate a director to our board of directors.
(3)	George Mclean Milne Jr., Ph.D. is a member of our board of directors.
(4)	Justin Klee is our Co-Chief Executive Officer and a member of our board of directors.
(5)	Joshua Cohen is our Co-Chief Executive Officer and a member of our board of directors.

The following table sets forth the aggregate principal and interest under the 2021 Notes converted by Morningside Venture Investments Limited, Stephen D. Chubb, George Mclean Milne Jr., Ph.D. and Walter Gilbert, respectively, as our 5% stockholder, director, or executive officer, and the number of shares of our Series C-2 preferred stock issued upon conversion of such securities.

Name	Principal and Interest	Number of Shares of Series C-2 Preferred Stock Received Upon Conversion
Morningside Venture Investments Limited (1)	$14,149,489.76	1,621,544
George Mclean Milne Jr., Ph.D. (2)	202,547.95	23,212
Walter Gilbert (3)	101,273.97	11,606

Total	$14,453,311.68	1,656,362

(1)

Morningside Venture Investments Limited, which includes MVIL, LLC, a wholly-owned subsidiary of Morningside Venture Investments Limited holds more than 5% of our voting securities. Isaac Cheng, M.D., a member of our board of directors, is an investment professional at the Morningside Technology Advisory, LLC, a company that is affiliated with Morningside Venture Investments Limited.

(2)	George Mclean Milne Jr., Ph.D. is a member of our board of directors.
(3)	Walter Gilbert was a member of our board of directors until his resignation in April 2021.

Participation in our Initial Public Offering

In January 2022, in connection with our IPO, we sold an aggregate of 11,369,369 shares of our common stock, including the partial exercise of the underwriters’ over-allotment option to purchase an additional 1,369,369 shares, at a public offering price of $19.00 per share. The aggregate gross proceeds before deducting underwriting discounts and other estimated offering expenses payable by us were approximately $214.2 million. The following table summarizes purchases of our shares of common stock by related persons in connection with our IPO.

Name	Shares of Common Stock	Total Purchase Price
Morningside Venture Investments Limited (1)	263,158	$5,000,002
Affiliates of Viking Global Investors LP (2)	2,300,000	43,700,000
George Mclean Milne Jr., Ph.D. (3)	26,315	499,985
Paul Fonteyne (4)	3,947	74,993
Isaac Cheng (1)	6,578	124,982
Margaret Olinger (5)	6,842	129,998

Total	2,606,840	$49,529,960

(1)

Morningside Venture Investments Limited, which includes MVIL, LLC, a wholly-owned subsidiary of Morningside Venture Investments Limited, holds more than 5% of our voting securities. Isaac Cheng, M.D., a member of our board of directors, is an investment professional at the Morningside Technology Advisory, LLC, a company that is affiliated with Morningside Venture Investments Limited.

(2)	Funds affiliated with Viking Global Investors LP are holders of five percent or more of our capital stock.
(3)	George Mclean Milne Jr., Ph.D. is a member of our board of directors.
(4)	Paul Fonteyne is a member of our board of directors.
(5)	Margaret Olinger is our Chief Commercial Officer.

Investors’ Rights Agreement

We are a party to an amended and restated investors’ rights agreement, dated as of July 1, 2021 (the “investors’ rights agreement”) with holders of our preferred stock, including some of our 5% stockholders and entities affiliated with our directors. Such holders consisted of entities affiliated with ALS Invest 1 B.V. Morningside Venture Investments Limited and Viking Global Opportunities Illiquid Investments Sub-Master LP , each a 5% stockholder. Each of ALS Invest 1 B.V. and Morningside Venture Investments Limited has appointed representatives to our board of directors. The investor rights agreement provides these holders the right, following the completion of this offering, to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing.

Voting Agreement

We are a party to an amended and restated voting agreement, dated as of July 1, 2021 (the “voting agreement”) with holders of our preferred stock, including some of our 5% stockholders and entities affiliated with our directors. Such holders consisted of entities affiliated with ALS Invest 1 B.V. and Morningside Venture Investments Limited, each a 5% stockholder. Each of ALS Invest 1 B.V. and Morningside Venture Investments Limited have appointed representatives to our board of directors. The voting agreement provides the holders the right to elect certain directors to the Board. Pursuant to the voting agreement, we agreed to appoint to our board of directors one representative designated by ALS Invest 1 B.V., Felix von Coerper, one representative designated by Morningside Venture Investments Limited, Isaac S. Cheng, and one representative designated by Viking Global Opportunities Illiquid Investments Sub-Master LP, who will be named at a subsequent date. The voting agreement terminated upon completion of our IPO.

Right of First Refusal and Co-Sale Agreement

We are a party to an amended and restated right of first refusal and co-sale agreement, dated as of July 1, 2021 (the “right of first refusal and co-sale agreement”) with holders of our preferred stock, including some of our 5% stockholders and entities affiliated with our directors. Such holders consisted of entities affiliated with ALS Invest 1 B.V. Morningside Venture Investments Limited and Viking Global Opportunities Illiquid Investments Sub-Master LP, each a 5% stockholder. Each of ALS Invest 1 B.V. and Morningside Venture Investments Limited have appointed representatives to our board of directors. The right of first refusal and co-sale agreement provides the key holders, as defined in the right of first refusal and co-sale agreement, the right to purchase all or any portion of transfer stock, as defined in the right of first refusal and co-sale agreement, as well as the right of co-sale and to participate in any proposed transfers. The right of first refusal and co-sale agreement terminated upon completion of our IPO.

Employment Agreements

See the “Executive Compensation—Employment Arrangements with our Named Executive Officers” for a further discussion of these arrangements.

Indemnification Agreements

Our certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with each of our officers and directors that may be broader in scope than the specific indemnification provisions contained in the Delaware General Corporation Law. See “—Limitations on Liability and Indemnification of Officers and Directors” below for additional information regarding these agreements.

Limitation of Liability and Indemnification of Officers and Directors

As permitted by Delaware law, provisions in our certificate of incorporation and bylaws limit or eliminate the personal liability of directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, a director exercise an informed business judgment based on all material information reasonably available to him or her. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any act related to unlawful stock repurchases, redemptions or other distributions or payments of dividends; or

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not limit or eliminate our rights or any stockholder’s rights to seek non-monetary relief, such as injunctive relief or rescission. These provisions will not alter a director’s liability under other laws, such as the federal securities laws or other state or federal laws. Our certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

As permitted by Delaware law, our bylaws provide that:

•	we will indemnify our directors, officers, employees and other agents to the fullest extent permitted by law;

•	we must advance expenses to our directors and officers, and may advance expenses to our employees and other agents, in connection with a legal proceeding to the fullest extent permitted by law; and

•	the rights provided in our bylaws are not exclusive.

If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director or officer, then the liability of our directors or officers will be so eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our bylaws permit such indemnification. We have obtained such insurance.

In addition to the indemnification provided for in our certificate of incorporation and bylaws, we have entered into indemnification agreements with each of our directors and executive officers. These indemnification agreements require us, among other things, to indemnify our directors and executive officers for some expenses, including attorneys’ fees, expenses, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of his service as one of our directors or executive officers or any other company or enterprise to which the person provides services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

Policies and Procedures for Related Person Transactions

Our board of directors reviews and approves transactions with directors, officers and holders of 5% or more of our voting securities and their affiliates, each a related party. The material facts as to the related party’s relationship or interest in the transaction are disclosed to our board of directors prior to their consideration of such transaction, and the transaction is not considered approved by our board of directors unless a majority of the directors who are not interested in the transaction approve the transaction. Further, when stockholders are entitled to vote on a transaction with a related party, the material facts of the related party’s relationship or interest in the transaction are disclosed to the stockholders, who must approve the transaction in good faith.

We have adopted a written related party transactions policy that such transactions must be approved by our audit committee. Pursuant to this policy, the audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person is defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and their immediate family members. Our audit committee charter provides that the audit committee shall review and approve or disapprove any related party transactions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of April 14, 2022 by:

•	each of our directors;

•	each of our named executive officers;

•	all of our directors and executive officers as a group; and

•	each person, or group of affiliated persons, who is known by us to beneficially own greater than 5% of our common stock.

The column entitled “Shares Beneficially Owned” is based on a total of 57,864,186 shares of our common stock outstanding as of April 14, 2022.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of April 14, 2022 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Unless otherwise indicated below, the address for each natural person listed below is c/o Amylyx Pharmaceuticals, Inc., 43 Thorndike St., Cambridge, MA 02141.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number	Percentage
> 5% Stockholders:
Morningside Venture Investments Limited (1)	10,678,808	18.5%
Viking Global Opportunities Illiquid Investments Sub-Master LP (2)	7,170,536	12.4%
ALS Invest 1 B.V. (3)	5,955,889	10.3%
Named Executive Officers and Directors:
Joshua Cohen (4)	2,942,364	5.0%
Justin Klee (5)	2,942,364	5.0%
James Frates (6)	150,688	*
Margaret Olinger (7)	237,795	*
Patrick D. Yeramian, M.D. (8)	231,991	*
George Mclean Milne Jr., Ph.D. (9)	921,221	1.6%
Isaac Cheng, M.D. (10)	14,978	*
Paul Fonteyne (11)	37,710	*
Daphne Quimi (12)	8,400	*
All executive officers and directors as a group (9 persons)(13)	7,487,511	12.7%

*	Represents beneficial ownership of less than one percent.
(1)

Based on a Schedule 13D filed with the SEC on January 25, 2022 by Morningside Venture Investments Limited (“Morningside”), MVIL, LLC (“MVIL”), Frances Anne Elizabeth Richard, Jill Marie Franklin, Peter Stuart Allenby Edwards, Cheung Ka Ho, Cheng Yee Wing and Wong See Wai. Consists of (i) 9,057,264 shares of common stock held by Morningside, and (ii) 1,621,544 shares of common stock held by MVIL, a wholly-owned subsidiary of Morningside. Ms. Richard, Ms. Franklin, Mr. Edwards, and Mr. Cheung are the directors of Morningside and share voting and dispositive power with respect to the securities held by Morningside, including by MVIL, its wholly owned subsidiary. Ms. Richard, Ms. Franklin, Mr. Edwards and Mr. Cheung each disclaim beneficial ownership of the securities held by

Morningside and MVIL. Ms. Cheng and Mr. Wong are the managers of MVIL and share voting and dispositive power with respect to the securities held by MVIL. Ms. Cheng and Mr. Wong each disclaim ownership of the securities owned by MVIL. Morningside is ultimately wholly beneficially owned by a family trust established by Madam Chan Tan Ching Fen. The address of Morningside is 2nd Floor, Le Prince de Galles, 3-5 Avenue Citronniers, MC 98000, Monaco.
(2)

Based on a Schedule 13G filed with the SEC on January 21, 2022 by Viking Global Investors LP (“VGI”), Viking Global Opportunities Parent GP LLC (“Opportunities Parent”), Viking Global Opportunities GP LLC (“Opportunities GP”), Viking Global Opportunities Portfolio GP LLC (“Opportunities Portfolio GP”), Viking Global Opportunities Illiquid Investments Sub-Master LP (“VGOP”), DRAGSA 96 LLC (“DRAGSA 96”), O. Andreas Halvorsen, David C. Ott and Rose S. Shabet. Consists of (i) 4,870,536 shares of common stock held by VGOP and (ii) 2,300,000 shares of common stock held by DRAGSA 96. VGI provides managerial services to VGOP and DRAGSA 96. VGI has the authority to dispose of and vote the shares of common stock directly owned by VGOP and DRAGSA 96. Opportunities Parent is the general partner of Opportunities GP, which has the authority to dispose of and vote the shares of common stock controlled by Opportunities Portfolio GP (which consists of the shares of common stock directly held by VGOP) and the shares of common stock directly held by DRAGSA 96. Opportunities GP serves as the sole member of Opportunities Portfolio GP and has the authority to dispose of and vote the shares of common stock controlled by Opportunities Portfolio GP, which consists of the shares of common stock directly held by VGOP. In addition, Opportunities GP is the general partner of each of Viking Global Opportunities Intermediate LP and Viking Global Opportunities LP. The membership interests of DRAGSA 96 are held by Viking Global Opportunities Intermediate LP and Viking Global Opportunities LP. Accordingly, Opportunities GP has the authority to dispose of and vote the shares of common stock directly held by DRAGSA 96. Opportunities Portfolio GP serves as the general partner of VGOP and has the authority to dispose of and vote the shares of common stock directly owned by VGOP. VGOP has the authority to dispose of and vote the shares of common stock directly owned by it, which power may be exercised by its general partner, Opportunities Portfolio GP, and by VGI, an affiliate of Opportunities Portfolio GP, which provides managerial services to VGOP. Viking Global Opportunities LP (a Delaware limited partnership) and Viking Global Opportunities III LP (a Cayman Islands exempted limited partnership), through its investment in Viking Global Opportunities Intermediate LP (a Cayman Islands exempted limited partnership), invest substantially all of their assets in Viking Global Opportunities Master LP (a Cayman Islands exempted limited partnership), which in turn invests through VGOP. DRAGSA 96 has the authority to dispose of and vote the shares of common stock directly owned by it, which power may be exercised by Opportunities GP and its general partner, Opportunities Parent, and by VGI, an affiliate of Opportunities GP, which provides managerial services to DRAGSA 96. The membership interests of DRAGSA 96 are held by Viking Global Opportunities Intermediate LP and Viking Global Opportunities LP. Opportunities GP is the general partner of Viking Global Opportunities LP and Viking Global Opportunities Intermediate LP. Mr. Halvorsen, Mr. Ott and Ms. Shabet, as Executive Committee Members of Viking Global Partners LLC (general partner of VGI) and Opportunities Parent, have shared authority to dispose of and vote the shares of common stock beneficially owned by VGI and Opportunities Parent. The address of each of the entities is c/o Viking Global Investors LP, 55 Railroad Avenue, Greenwich, CT 06830.

(3)

Consists of 5,955,889 shares of common stock held by ALS Invest 1 B.V. (“ALS Invest”). ALS Invest is managed by SUNU Ventures BV. Felix-André von Coerper is the sole corporate director of SUNU Ventures BV and has voting and dispositive power with respect to the shares held by ALS Invest. The address for ALS Invest and SUNU Ventures BV is Eerste Weteringdwarsstraat 54E, 1017 TP Amsterdam, The Netherlands.

(4)	Consists of (i) 2,489,065 shares of common stock and (ii) 453,299 shares of common stock underlying stock options exercisable within 60 days of April 14, 2022.
(5)	Consists of (i) 2,489,065 shares of common stock and (ii) 453,299 shares of common stock underlying stock options exercisable within 60 days of April 14, 2022.
(6)	Consists of 150,688 shares of common stock underlying stock options exercisable within 60 days of April 14, 2022.

(7)	Consists of (i) 188,425 shares of common stock and (ii) 49,370 shares of common stock underlying stock options exercisable within 60 days of April 14, 2022.
(8)	Consists of (i) 178,000 shares of common stock and (ii) 53,991 shares of common stock underlying stock options exercisable within 60 days of April 14, 2022.
(9)	Consists of (i) 910,821 shares of common stock and (ii) 10,400 shares of common stock underlying stock options exercisable within 60 days of April 14, 2022.
(10)

Consists of (i) 6,578 shares of common stock and (ii) 8,400 shares of common stock underlying stock options exercisable within 60 days of April 14, 2022. Dr. Cheng, a member of our board of directors, is an investment professional at Morningside Technology Advisory, LLC, an indirect advisor to Morningside Venture Investments Limited and MVIL, LLC. Dr. Cheng has no voting or dispositive power over the shares held by the Morningside shareholder entities and therefore disclaims beneficial ownership of all shares referred to in Footnote 1 above.

(11)	Consists of (i) 3,947 shares of common stock and (ii) 33,763 shares of common stock underlying stock options exercisable within 60 days of April 14, 2022.
(12)	Consists of 8,400 shares of common stock underlying stock options exercisable within 60 days of April 14, 2022.
(13)	Includes options to purchase 1,221,610 shares of common stock exercisable within 60 days of April 14, 2022 held by executive officers and directors.

REPORT OF THE AUDIT COMMITTEE

The audit committee is appointed by the board of directors to assist the board of directors in fulfilling its oversight responsibilities with respect to (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the qualifications, independence and performance of the Company’s independent auditors engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and (4) the performance of the Company’s internal audit function.

Management is responsible for the preparation of the Company’s financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”), and issuing a report thereon. The audit committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the audit committee reviewed and discussed with management and the independent registered public accounting firm the audited financial statements of the Company for the fiscal year ended December 31, 2021. The audit committee also discussed with the independent registered public accounting firm the matters required to be discussed by the PCAOB’s Auditing Standard No. 1301, Communication with Audit Committees. In addition, the audit committee received written communications from the independent registered public accounting firm confirming their independence as required by the applicable requirements of the PCAOB and has discussed with the independent registered public accounting firm their independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements of the Company be included in the Company’s 2021 Annual Report, that was filed with the SEC.

The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that we specifically incorporate it by reference into such filing.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF AMYLYX PHARMACEUTICALS, INC.

Daphne Quimi, Chairperson
Paul Fonteyne George Mclean Milne Jr., Ph.D.

April 29, 2022

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the annual report to stockholders and proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Amylyx Pharmaceuticals, Inc., 43 Thorndike St, Cambridge, MA 02141, Attention: Corporate Secretary, telephone: (617) 682-0917. If you want to receive separate copies of the proxy statement or the annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

STOCKHOLDER PROPOSALS

A stockholder who would like to have a proposal considered for inclusion in our proxy statement for the 2023 Annual Meeting must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than March 9, 2023. However, if the date of the 2023 Annual Meeting is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2023 Annual Meeting. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Amylyx Pharmaceuticals, Inc., 43 Thorndike St, Cambridge, MA 02141, Attention: Corporate Secretary.

If a stockholder wishes to propose a nomination of persons for election to our board of directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting.

The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the 10th day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2023 Annual Meeting, the required notice must be received by our corporate secretary at our principal executive offices no earlier than February 9, 2023 and no later than March 9, 2023. Stockholder proposals and the required notice should be addressed to Amylyx Pharmaceuticals, Inc., 43 Thorndike St, Cambridge, MA 02141, Attention: Corporate Secretary.

For the Annual Meeting, which is the first annual meeting following our IPO, our bylaws require that for a stockholder’s proposal to be brought before the meeting, a stockholder’s notice must be received by the corporate secretary at our principal executive offices not later than the close of business on the later of the 90th day prior to the scheduled date of such Annual Meeting or the 10th day following the day on which public announcement of the date of such Annual Meeting is first made.

In addition to the requirements set forth above, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than 60 days prior to the anniversary of the 2022 Annual Meeting, or April 10, 2023.

ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC, is accessible free of charge on our website at www.amylyx.com. The Annual Report on Form 10-K contains our audited consolidated balance sheets as of December 31, 2021 and 2020. You can request a copy of our Annual Report on Form 10-K free of charge by sending a written request to Amylyx Pharmaceuticals, Inc., 43 Thorndike St, Cambridge, MA 02141, Attention: Corporate Secretary. Please include your contact information with the request.

OTHER MATTERS

Our board of directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

Your vote matters – here’s how to vote!You may vote online or by phone instead of mailing this card.OnlineGo to www.envisionreports.com/AMLX or scan the QR code — login details are located in the shaded bar below.PhoneCall toll free 1-800-652-VOTE (8683) within the USA, US territories and CanadaSave paper, time and money! Using a black ink pen, mark your votes with an X as shown in this example. Sign up for electronic delivery at Please do not write outside the designated areas. www.envisionreports.com/AMLX2022 Annual Meeting Proxy CardqIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. qA Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposal 2.1. Election of Directors: To elect the following persons to our board of directors, each to serve as a Class I director until the 2025 Annual Meeting of Stockholders and until their successor has been duly elected and qualified, or until such director’s earlier death, resignation or removal: + For Withhold For Withhold01—Justin Klee 02—Isaac Cheng, M.D.For Against Abstain2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.1UPX +03MTWB

The 2022 Annual Meeting of Stockholders of Amylyx Pharmaceuticals, Inc. will be held on Thursday, June 9, 2022 at 9:00 a.m. ET, virtually via the internet at www.meetnow.global/M6JMGT2. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.envisionreports.com/AMLXSmall steps make an impact.Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/AMLXqIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. qAmylyx Pharmaceuticals, Inc. + Notice of 2022 Annual Meeting of StockholdersProxy Solicited by Board of Directors for Annual Meeting — June 9, 2022Joshua Cohen, Justin Klee and James Frates, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Amylyx Pharmaceuticals, Inc. to be held on June 9, 2022 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR item 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.(Items to be voted appear on reverse side C Non-Voting ItemsChange of Address — Please print new address below. Comments — Please print your comments below.+